                                                                   Exhibit 10.27

                                                                [Execution Copy]

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--------------------------------------------------------------------------------





                                     $150,000,000


                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of February 25, 1999

                                        among

                         LODGENET ENTERTAINMENT CORPORATION,
                                     as Borrower,

                            NATIONAL WESTMINSTER BANK PLC,
                               as Administrative Agent,

                                   BANKBOSTON, N.A.

                                         and

                         MORGAN STANLEY SENIOR FUNDING, INC.,
                                as Syndication Agents

                                         and

                               THE LENDERS NAMED HEREIN



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--------------------------------------------------------------------------------


                                     Arranged By

            GLEACHER NATWEST INC., BANCBOSTON ROBERTSON STEPHENS INC. and
                              MORGAN STANLEY DEAN WITTER

                                  TABLE OF CONTENTS

                                                                             PAGE
ARTICLE 1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2.   THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 2.1    Amounts and Terms of Commitments. . . . . . . . . . . . . 23
             (a)    The Term Credit . . . . . . . . . . . . . . . . . . . . . 23
             (b)    The Revolving Credit. . . . . . . . . . . . . . . . . . . 23
     Section 2.2    Notes . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 2.3    Procedure for Borrowing . . . . . . . . . . . . . . . . . 23
     Section 2.4    Conversion and Continuation Elections . . . . . . . . . . 25
     Section 2.5    Change in Aggregate Revolving Commitment. . . . . . . . . 26
     Section 2.6    Optional Prepayments. . . . . . . . . . . . . . . . . . . 27
     Section 2.7    Mandatory Prepayments of Loans; Mandatory
                    Commitment Reductions . . . . . . . . . . . . . . . . . . 27
             (a)    Asset Dispositions; Events of Loss. . . . . . . . . . . . 27
             (b)    Excess Cash Flow. . . . . . . . . . . . . . . . . . . . . 27
             (c)    General . . . . . . . . . . . . . . . . . . . . . . . . . 27
             (d)    Reduction of Commitment . . . . . . . . . . . . . . . . . 28
             (e)    Mandatory Prepayment Notice . . . . . . . . . . . . . . . 28
             (f)    Letters of Credit . . . . . . . . . . . . . . . . . . . . 28
     Section 2.8    Repayment . . . . . . . . . . . . . . . . . . . . . . . . 28
             (a)    The Term Credit . . . . . . . . . . . . . . . . . . . . . 28
             (b)    The Revolving Credit. . . . . . . . . . . . . . . . . . . 29
     Section 2.9    Interest. . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 2.10   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
             (a)    Arranger Fees . . . . . . . . . . . . . . . . . . . . . . 30
             (b)    Commitment Fees . . . . . . . . . . . . . . . . . . . . . 31
             (c)    Agency Fee. . . . . . . . . . . . . . . . . . . . . . . . 31
             (d)    L/C Fees. . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 2.11   Computation of Fees and Interest. . . . . . . . . . . . . 31
     Section 2.12   Payments by the Borrower. . . . . . . . . . . . . . . . . 32
     Section 2.13   Payments by the Lenders to the Administrative Agent . . . 33
     Section 2.14   Sharing of Payments, Etc. . . . . . . . . . . . . . . . . 33
     Section 2.15   Security and Guaranties . . . . . . . . . . . . . . . . . 34
     Section 2.16   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     Section 2.17   Illegality. . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 2.18   Increased Costs and Reduction of Return . . . . . . . . . 38
     Section 2.19   Funding Losses. . . . . . . . . . . . . . . . . . . . . . 38
     Section 2.20   Inability to Determine Rates. . . . . . . . . . . . . . . 39
     Section 2.21   Certificates of Lenders . . . . . . . . . . . . . . . . . 39
     Section 2.22   Survival. . . . . . . . . . . . . . . . . . . . . . . . . 39


                                        i

     Section 2.23   Letters of Credit . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 45
     Section 3.1    Organization. . . . . . . . . . . . . . . . . . . . . . . 45
     Section 3.2    Power, Authority, Consents. . . . . . . . . . . . . . . . 46
     Section 3.3    No Violation of Law or Agreements . . . . . . . . . . . . 46
     Section 3.4    Due Execution, Validity, Enforceability . . . . . . . . . 47
     Section 3.5    Properties, Liens . . . . . . . . . . . . . . . . . . . . 47
     Section 3.6    Litigation. . . . . . . . . . . . . . . . . . . . . . . . 47
     Section 3.7    No Defaults, Compliance With Laws . . . . . . . . . . . . 47
     Section 3.8    Burdensome Documents. . . . . . . . . . . . . . . . . . . 48
     Section 3.9    Financial Statements; Projections . . . . . . . . . . . . 48
     Section 3.10   Tax Returns . . . . . . . . . . . . . . . . . . . . . . . 48
     Section 3.11   Intellectual Property . . . . . . . . . . . . . . . . . . 49
     Section 3.12   Regulation U. . . . . . . . . . . . . . . . . . . . . . . 49
     Section 3.13   Name Changes, Mergers, Acquisitions . . . . . . . . . . . 49
     Section 3.14   Full Disclosure . . . . . . . . . . . . . . . . . . . . . 49
     Section 3.15   Licenses and Approvals. . . . . . . . . . . . . . . . . . 49
     Section 3.16   Labor Disputes; Collective Bargaining Agreements;
                    Employee Grievances . . . . . . . . . . . . . . . . . . . 50
     Section 3.17   Condition of Assets . . . . . . . . . . . . . . . . . . . 50
     Section 3.18   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 3.19   Material Agreements . . . . . . . . . . . . . . . . . . . 50
     Section 3.20   Collateral Documents. . . . . . . . . . . . . . . . . . . 51
     Section 3.21   Solvency. . . . . . . . . . . . . . . . . . . . . . . . . 51
     Section 3.22   Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . 51

ARTICLE 4.   CONDITIONS TO THE LOANS. . . . . . . . . . . . . . . . . . . . . 52
     Section 4.1    Conditions to Initial Loans . . . . . . . . . . . . . . . 52
     Section 4.2    Conditions to Subsequent Loans and L/Cs . . . . . . . . . 54

ARTICLE 5.   DELIVERY OF FINANCIAL REPORTS AND
             OTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . 55
     Section 5.1    Annual Financial Statements . . . . . . . . . . . . . . . 55
     Section 5.2    Quarterly Financial Statements. . . . . . . . . . . . . . 55
     Section 5.3    Projections . . . . . . . . . . . . . . . . . . . . . . . 56
     Section 5.4    Compliance Information. . . . . . . . . . . . . . . . . . 56
     Section 5.5    No Default Certificate. . . . . . . . . . . . . . . . . . 56
     Section 5.6    Accountants' Reports. . . . . . . . . . . . . . . . . . . 56
     Section 5.7    Copies of Documents . . . . . . . . . . . . . . . . . . . 56
     Section 5.8    Notices of Defaults . . . . . . . . . . . . . . . . . . . 57
     Section 5.9    ERISA Notices and Requests. . . . . . . . . . . . . . . . 57
     Section 5.10   Additional Information; Guest-Pay Rooms . . . . . . . . . 58


                                        ii

ARTICLE 6.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 58
     Section 6.1    Books and Records . . . . . . . . . . . . . . . . . . . . 58
     Section 6.2    Inspections and Audits. . . . . . . . . . . . . . . . . . 59
     Section 6.3    Maintenance and Repairs . . . . . . . . . . . . . . . . . 59
     Section 6.4    Continuance of Business . . . . . . . . . . . . . . . . . 59
     Section 6.5    Copies of Corporate Documents . . . . . . . . . . . . . . 59
     Section 6.6    Perform Obligations . . . . . . . . . . . . . . . . . . . 59
     Section 6.7    Notice of Litigation. . . . . . . . . . . . . . . . . . . 60
     Section 6.8    Insurance . . . . . . . . . . . . . . . . . . . . . . . . 60
     Section 6.9    Financial Covenants . . . . . . . . . . . . . . . . . . . 60
     Section 6.10   Notice of Certain Events. . . . . . . . . . . . . . . . . 62
     Section 6.11   Comply with ERISA . . . . . . . . . . . . . . . . . . . . 63
     Section 6.12   Environmental Compliance. . . . . . . . . . . . . . . . . 63
     Section 6.13   Further Assurances. . . . . . . . . . . . . . . . . . . . 63

ARTICLE 7.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 65
     Section 7.1    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . 65
     Section 7.2    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 7.3    Guaranties. . . . . . . . . . . . . . . . . . . . . . . . 67
     Section 7.4    Mergers, Acquisitions . . . . . . . . . . . . . . . . . . 67
     Section 7.5    Redemptions; Distributions. . . . . . . . . . . . . . . . 67
     Section 7.6    Stock Issuances . . . . . . . . . . . . . . . . . . . . . 68
     Section 7.7    Changes in Business; Asset Dispositions . . . . . . . . . 69
     Section 7.8    Prepayments and Repayments of Indebtedness. . . . . . . . 69
     Section 7.9    Investments . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 7.10   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 7.11   ERISA Obligations . . . . . . . . . . . . . . . . . . . . 72
     Section 7.12   Amendments of Documents . . . . . . . . . . . . . . . . . 73
     Section 7.13   Capital Expenditures. . . . . . . . . . . . . . . . . . . 73
     Section 7.14   Rental Obligations. . . . . . . . . . . . . . . . . . . . 74
     Section 7.15   Management Fees . . . . . . . . . . . . . . . . . . . . . 74
     Section 7.16   Transactions with Affiliates. . . . . . . . . . . . . . . 74
     Section 7.17   Hazardous Material. . . . . . . . . . . . . . . . . . . . 74

ARTICLE 8.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 75
     Section 8.1    Event of Default. . . . . . . . . . . . . . . . . . . . . 75
             (a)    Payments. . . . . . . . . . . . . . . . . . . . . . . . . 75
             (b)    Certain Covenants . . . . . . . . . . . . . . . . . . . . 75
             (c)    Other Covenants . . . . . . . . . . . . . . . . . . . . . 75
             (d)    Other Defaults. . . . . . . . . . . . . . . . . . . . . . 75
             (e)    Representations and Warranties. . . . . . . . . . . . . . 76
             (f)    Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . 76
             (g)    Judgments . . . . . . . . . . . . . . . . . . . . . . . . 76
             (h)    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . 77

                                       iii

             (i)    Change of Control . . . . . . . . . . . . . . . . . . . . 77
             (j)    Collateral. . . . . . . . . . . . . . . . . . . . . . . . 77
     Section 8.2    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 77
     Section 8.3    Rights Not Exclusive. . . . . . . . . . . . . . . . . . . 78
     Section 8.4    Right of Administrative Agent to Use and Operate
                    Collateral; Consent to Appointment of Receiver. . . . . . 78

ARTICLE 9.   THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . 79
     Section 9.1    Appointment, Powers and Immunities. . . . . . . . . . . . 79
     Section 9.2    Reliance by Administrative Agent. . . . . . . . . . . . . 80
     Section 9.3    Events of Default . . . . . . . . . . . . . . . . . . . . 80
     Section 9.4    Rights as a Lender. . . . . . . . . . . . . . . . . . . . 80
     Section 9.5    Indemnification . . . . . . . . . . . . . . . . . . . . . 81
     Section 9.6    Non-Reliance on Administrative Agent and other Lenders. . 81
     Section 9.7    Failure to Act. . . . . . . . . . . . . . . . . . . . . . 81
     Section 9.8    Resignation or Removal of Administrative Agent. . . . . . 82
     Section 9.9    Sharing of Payments . . . . . . . . . . . . . . . . . . . 82
     Section 9.10   Collateral Matters. . . . . . . . . . . . . . . . . . . . 83
     Section 9.11   Syndication Agents. . . . . . . . . . . . . . . . . . . . 84

ARTICLE 10.   MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . 84
     Section 10.1   Fees and Expenses; Indemnity. . . . . . . . . . . . . . . 84
     Section 10.2   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     Section 10.3   Payments. . . . . . . . . . . . . . . . . . . . . . . . . 85
     Section 10.4   Survival of Agreements and Representations;
                    Construction. . . . . . . . . . . . . . . . . . . . . . . 86
     Section 10.5   Lien on and Set-off of Deposits . . . . . . . . . . . . . 86
     Section 10.6   Amendments and Waivers; Entire Agreement. . . . . . . . . 86
     Section 10.7   Remedies Cumulative; Counterclaims. . . . . . . . . . . . 87
     Section 10.8   Additional Actions. . . . . . . . . . . . . . . . . . . . 87
     Section 10.9   Notices . . . . . . . . . . . . . . . . . . . . . . . . . 88
     Section 10.10  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 89
     Section 10.11  Severability. . . . . . . . . . . . . . . . . . . . . . . 89
     Section 10.12  Successors and Assigns. . . . . . . . . . . . . . . . . . 89
     Section 10.13  GOVERNING LAW; CONSENT TO JURISDICTION;
                    WAIVER OF TRIAL BY JURY . . . . . . . . . . . . . . . . . 91

ARTICLE 11.  INCREASES IN COMMITMENTS; CHANGES IN LENDERS . . . . . . . . . . 92
     Section 11.1   Resignation of Lenders. . . . . . . . . . . . . . . . . . 92
     Section 11.2   Addition of New Lenders . . . . . . . . . . . . . . . . . 92
     Section 11.3   No Reliance by New Lenders. . . . . . . . . . . . . . . . 92
     Section 11.4   New Notes . . . . . . . . . . . . . . . . . . . . . . . . 93
     Section 11.5   Adjustment of Loan Amounts. . . . . . . . . . . . . . . . 93


                                      iv

                                SCHEDULES AND EXHIBITS


                                      SCHEDULES

I         Term and Revolving Commitments
II        Amortization of Term Loans
3.1       Organization and Capitalization
3.5       Properties
3.11      Intellectual Property
3.19      Material Agreements


                                       EXHIBITS

A         Form of Term Note
B         Form of Revolving Note
C         Form of Notice of Borrowing
D         Form of Notice of Conversion/Continuation
E         Assignment and Assumption Agreement
F         Borrower U.S. Legal Opinion

                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 25, 1999 is among LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "BORROWER"), the Lenders (as defined in Article 1), NATIONAL WESTMINSTER BANK PLC, a United Kingdom public limited company, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and BANKBOSTON, N.A. and MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agents.

                                 W I T N E S S E T H:

     WHEREAS, the Borrower, the Administrative Agent and certain of the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 19, 1996 (the "EXISTING CREDIT AGREEMENT") pursuant to which certain loans and letter of credit obligations are presently outstanding;

     WHEREAS, the Borrower has requested the Lenders to amend and restate the Existing Credit Agreement to provide to the Borrower a term loan facility and a revolving credit facility (including a letter of credit subfacility) upon the terms and conditions set forth in this Agreement in order to finance systems upgrades and other capital expenditures and to provide for the ongoing working capital requirements of the Borrower and its Subsidiaries; and

     WHEREAS, this Agreement confirms and evidences (i) the amendment and restatement hereunder of the indebtedness and other obligations heretofore existing under the Existing Credit Agreement and (ii) the continuation as security for the indebtedness and other obligations under this Agreement and related agreements and instruments, without any release or termination whatsoever, of all liens and security interests previously securing the indebtedness and other obligations under the Existing Credit Agreement and related agreements and instruments.

     NOW THEREFORE, the parties hereto, intending to be legally bound hereby, amend and restate the Existing Credit Agreement in its entirety on and from the Closing Date and further agree as follows:

     ARTICLE 1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     AFFILIATE: as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     AGGREGATE COMMITMENT: at any time, the combined Commitments of the Lenders.

     AGGREGATE REVOLVING COMMITMENT: at any time, the combined Revolving Commitments of the Lenders, in the initial amount of Seventy-Five Million Dollars ($75,000,000), as such amount may be reduced or increased from time to time pursuant to this Agreement.

     AGGREGATE TERM COMMITMENT: the combined Term Commitments of the Lenders in the amount of Seventy-Five Million Dollars ($75,000,000).

     AGREEMENT: this Second Amended and Restated Credit Agreement, as amended or otherwise modified from time to time in accordance with the terms hereof.

     ANNUAL OPERATING CASH FLOW: as at any date of determination thereof, as to the Borrower and its Restricted Subsidiaries, the Operating Cash Flow for the immediately preceding four consecutive full fiscal quarters for which the Administrative Agent has received financial statements in compliance with
Section 5.1 or Section 5.2 hereof (or, if as at any date of determination the Administrative Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then the Operating Cash Flow for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Administrative Agent in its sole judgment based, in the Administrative Agent's discretion, on such financial information as it shall have requested and received from the Borrower).

     ANNUALIZED OPERATING CASH FLOW: as at any date of determination thereof, as to the Borrower and its Restricted Subsidiaries, the product of
(a) Operating Cash Flow for the immediately preceding two consecutive full fiscal quarters for which the Administrative Agent has received financial statements in compliance with Section 5.1 or Section 5.2 hereof (or, if as at any date of determination the Administrative Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or
Section 5.2 hereof, then the Operating Cash Flow for such immediately preceding two consecutive full fiscal quarters shall be determined by the Administrative Agent in its sole judgment based, in the Administrative Agent's discretion, on such financial information as it shall have requested and received from the Borrower), multiplied by (b) two (2).

     APPLICABLE BASE RATE MARGIN: with respect to Base Rate Loans, one and three-quarters percent (1.75%), subject to adjustment in accordance with subsection 2.9(b) hereof.

     APPLICABLE EURODOLLAR RATE MARGIN: with respect to Eurodollar Loans, two and three-quarters percent (2.75%), subject to adjustment in accordance with subsection 2.9(b) hereof.

     APPLICABLE LENDING OFFICE: with respect to each Lender, with respect to each type of Loan, the Lending Office as designated for such type of Loan below its name on the signature pages hereof or such other office of such Lender or of an affiliate of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.

     APPLICATION DOCUMENTS:  as defined in subsection 2.23(b) hereof.

     ASSET DISPOSITION: any conveyance, sale, lease, assignment, transfer or other disposition of property, assets or business of the Borrower or any Subsidiary of the Borrower in a single transaction or a series of related transactions (other than in the ordinary course of business).

     ASSIGNMENT AND ASSUMPTION AGREEMENT: an agreement in the form of Exhibit E hereto.

     BASE MAXIMUM CAPITAL EXPENDITURES AMOUNT: as defined in Section 7.13 hereof.

     BASE RATE: as of any date of determination, the higher of (i) the interest rate established from time to time by NatWest Plc as its "prime rate" at its Payment Office and (ii) the Federal Funds Rate plus one-half percent (0.50%). Notwithstanding the foregoing, the Borrower acknowledges that NatWest Plc may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the "prime rate" resulting from a change in the "prime rate" shall take effect at the time of such change in the "prime rate."

     BASE RATE LOANS:  Loans that earn interest at a rate based upon the Base
Rate.

     BENEFICIARY DOCUMENTS:  as defined in subsection 2.23(d) hereof.

     BORROWING: a borrowing hereunder consisting of Loans of a particular type made to the Borrower on the same day by Lenders having a Commitment to make such Loans pursuant to Article II.

     BUSINESS DAY: any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to a Eurodollar Loan, such a day on which dealings are carried on in the London interbank market.

     CAPITAL EXPENDITURES: for any period, the aggregate amount of all payments made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with generally accepted accounting principles.

     CAPITALIZED LEASE: any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

     CAPITALIZED LEASE OBLIGATIONS: as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

     CASH: as to any Person, such Person's cash and cash equivalents, as defined in accordance with generally accepted accounting principles consistently applied.

     CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.

     CLOSING DATE:  the date on which all conditions precedent set forth in
Section 4.1 hereof are satisfied or waived.

     CODE: the Internal Revenue Code of 1986, as it may be amended from time to time.

     COLLATERAL: the property covered by the Security Agreement, the Patent and Trademark Security Agreement, the Pledge Agreements, the Mortgage and the other Collateral Documents, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent on behalf of itself, the Lenders and the Issuing Banks, to secure the Obligations.

     COLLATERAL DOCUMENTS: the Security Agreement, the Patent and Trademark Security Agreement, the Pledge Agreements, the Irrevocable Proxies, the Mortgage and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.13 hereof.

     COMMITMENT:   for each Lender, the sum of its Revolving Commitment and
its Term Commitment.

     COMMITMENT FEE:  as defined in subsection 2.10(b) hereof.

     COMMITMENT PERCENTAGE: as to any Lender, (i) with respect to Revolving Loans and L/C Obligations, such Lender's Revolving Commitment divided by the Aggregate Revolving Commitment, and (ii) with respect to a Term Loan, such Lender's Term Commitment divided by the Aggregate Term Commitment.

     COMPLIANCE CERTIFICATE: a certificate executed by the president, chief financial officer or chief operating officer of the Borrower to the effect that: (i) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate, including, without limitation, that the covenants set forth in the Senior Note Documents (including Section 4.03 of the Senior 1996 Note Indenture) would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form satisfactory to the Administrative Agent, of such compliance; (ii) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, except to the extent such representations and warranties expressly relate to an earlier date; and (iii) since September 30, 1998, there has not occurred any event or circumstance (including litigation developments) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     CONTROLLED GROUP: all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

     DEBT INSTRUMENT:  as defined in subsection 8.4(a) hereof.

     DEFAULTING LENDER: any Lender with respect to which a Lender Default is in effect.

     DEFAULT: an event which with notice or lapse of time, or both, would constitute an Event of Default.

     DEFINED CONTRIBUTION PLAN: a plan which is not covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

     DISPOSAL: the discharge, deposit, injection, dumping, spilling, leaking or placing of any hazardous materials into or on any land or water so that such hazardous materials or constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

     DOLLARS and $:  lawful money of the United States of America.

     DOCUMENTARY L/C: any L/C which is issued for the benefit of a supplier of system components and/or inventory for whose account such L/C is issued in order to support payment of the purchase price of such inventory.

     ELIGIBLE BANK: as defined in subsection 7.9(a)(ii) hereof.

     EMPLOYEE BENEFIT PLAN:  any employee benefit plan within the meaning of
Section 3(3) of ERISA which (a) is maintained for employees of Borrower or any of its ERISA Affiliates or (b) has at any time within the preceding six
(6) years been maintained for employees of any Loan Party or any current or former ERISA Affiliate.

     ENVIRONMENTAL LAWS AND REGULATIONS: all federal, state and local environmental, health and safety laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrower or any other Loan Party, or any of their respective assets or properties.

     ENVIRONMENTAL LIABILITY: any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a Hazardous Substance pollutant or contaminant as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any person or any environmental regulatory body having jurisdiction over the Borrower or any other Loan Party and/or any liability arising under any Environmental Laws and Regulations for the Borrower's or any other Loan Party's failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

     ENVIRONMENTAL PROCEEDING: any judgment, action, proceeding or investigation pending before any court or governmental authority, with respect to the Borrower or any other Loan Party and arising under or relating to any Environmental Laws and Regulations.

     ERISA: the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

     ERISA AFFILIATE: with respect to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of Sections 414(b) - (o) of the Code and, if applicable, Sections 4001(a)(14) and (b) of ERISA.

     EURODOLLAR LOANS: Loans the interest on which is determined on the basis of the Eurodollar Rate.

     EURODOLLAR RATE: for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the sum of: (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the Eurodollar interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders to which such Interest Period relates; divided by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Administrative Agent shall use its best efforts to advise the Borrower of the Eurodollar Rate as soon as practicable after each change in the

Eurodollar Rate; PROVIDED, HOWEVER, that the failure of the Administrative Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Lenders or the Administrative Agent or the obligations of the Borrower hereunder.

     EVENT OF DEFAULT:  as defined in Section 8.1 hereof.

     EVENT OF LOSS: with respect to any property, (a) any loss, destruction or damage of such property or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

     EXCESS CASH FLOW: for any period, an amount equal to, for the Borrower and its Restricted Subsidiaries: (i) the amount of the Operating Cash Flow for such period PLUS Cash actually received by the Borrower from or in respect of Investments or Subsidiaries which are not Restricted Subsidiaries;
(ii) MINUS, without duplication, the sum of: (a) all Capital Expenditures incurred during such period, (b) all payments of principal on Permitted Debt (other than payments of principal on the Loans pursuant to subsection 2.7(b) hereof) and interest on Indebtedness for money borrowed incurred in accordance with Section 7.1 hereof that were or are due and payable during such period, (c) any provision for income taxes, (d) Cash used for Investments permitted pursuant to and in accordance with subsection 7.9(e) hereof, and (e) $500,000.

     EXISTING CREDIT AGREEMENT: as defined in the first recital to this Agreement.

     FACILITY TERMINATION DATE: the earlier of (i) February 25, 2005 and (ii) the date on which the Aggregate Revolving Commitment is terminated in full or reduced to zero and the Term Loans and all other Obligations have been paid in full.

     FEDERAL FUNDS RATE: for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent).

     FEE(S):  as defined in subsection 2.10(e) hereof.

     FINANCIAL STATEMENTS: with respect to the Borrower, (i) its unaudited consolidated Balance Sheet as at September 30, 1998, together with the related unaudited consolidated Statements of Operations and Statements of Cash Flows for the fiscal period then ended, and (ii) its audited consolidated Balance Sheet as at December 31, 1997, together with the related audited consolidated Statements of Operations and Statements of Cash Flows for the fiscal year then ended.

     GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     GUARANTOR(S): ResNet Inc., LodgeNet Canada, ResNet LLC and any other Subsidiary of the Borrower designated by the Borrower to execute a Subsidiary Guaranty pursuant to subsection 6.13(e) hereof.

     GUARANTY(IES): (i) the Amended and Restated Guaranty of even date herewith of ResNet Inc. in favor of the Administrative Agent for the benefit of itself, the Lenders and the Issuing Banks, (ii) the Amended and Restated Guaranty of even date herewith of LodgeNet Canada in favor of the Administrative Agent for the benefit of itself, the Lenders and the Issuing Banks, and (iii) the Amended and Restated Guaranty of even date herewith of ResNet LLC in favor of the Administrative Agent for the benefit of itself, the Lenders and the Issuing Banks, as each such Guaranty may be, from time to time, further amended, modified or supplemented.

     GUEST-PAY ROOMS: at any time of determination, the aggregate number of guest rooms of all lodging, hospital, cruise line and related properties, (i) which have a firm contract with the Borrower or any Subsidiary for the provision of in-room television entertainment and/or information services which are provided to the guests of such property for a charge and (ii) against which the Borrower or such Subsidiary has not, in accordance with its ordinary business practice, chosen to exercise any remedies for non-payment under such contract.

     HAZARDOUS MATERIALS: any toxic chemical, Hazardous Substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes.

     HAZARDOUS SUBSTANCE: as set forth in Section 101(14) of CERCLA or state or local law.

     HAZARDOUS WASTE: as set forth in the Resource Conservation and Recovery Act, 42 U.S.C. Section 9603(5), and the Environmental Protection Agency's implementing regulations, or state or local law.

     INDEBTEDNESS: with respect to any Person, without duplication, all: (i) liabilities or obligations, direct and contingent, with respect to money borrowed, including, without limitation (a) contingent liabilities of any kind for which the Borrower or any Subsidiary incurs or becomes responsible for in connection with any Investment made pursuant to subsection 7.9(e) hereof, (b) that portion of Capitalized Lease Obligations of such Person that, in accordance with generally accepted accounting principles, should be classified as a liability on the balance sheet of such Person, (c) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown on the liability side of the balance sheet of such Person, and (d) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

(ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person and (v) net obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or any other agreement or arrangement designed to protect such Person against fluctuations in interest rates or exchange rates.

     INTEREST COVERAGE: as at any date, for the immediately preceding fiscal period, the ratio determined by dividing (a) Annual Operating Cash Flow PLUS Rentals by (b) Interest Expense on all Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis (excluding for this purpose the TCI Convertible Debt) PLUS Rentals PLUS Preferred Stock Dividends.

     INTEREST EXPENSE: as to any Person as at any date, with respect to any Indebtedness of such Person, the sum of all (a) interest and all amortization of debt discount and expense (including, without limitation, interest that is imputed in accordance with generally accepted accounting principles on Capitalized Lease Obligations that are included in Indebtedness) and (b) commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Contracts, in each case that were due and payable relating to such Indebtedness during the immediately preceding four consecutive full fiscal quarters for which the Administrative Agent has received financial statements in compliance with Sections 5.1 and 5.2 hereof (or, if as at any date of determination the Administrative Agent shall not yet have received financial statements delivered in compliance with Section
5.1 or Section 5.2 hereof, then Interest Expense for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Administrative Agent in its sole judgment based, in the Administrative Agent's discretion, on such financial information as it shall have requested and received from the Borrower).

     INTEREST PERIOD: with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the same day in the first, second, third or sixth calendar month thereafter (or such longer period which each of the Lenders shall have notified the Administrative Agent is available at any time) as the Borrower may select as provided in Section 2.3 hereof, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

Notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding

Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (ii) no Interest Period for any type of Loan shall end later than the Facility Termination Date; and (iii) notwithstanding clause (ii) above, no Interest Period shall have a duration of less than one
(1) month.

     INTEREST RATE CONTRACTS: interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or any other agreements or arrangements designed to provide protection against fluctuation in interest rates or exchange rates, in each case, in form and substance reasonably satisfactory to the Administrative Agent and, in each case, with a Lender or such other counterparties satisfactory to the Administrative Agent.

     INVESTMENT:  by any Person,

     (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

     (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.

     IRS:  Internal Revenue Service.

     IRREVOCABLE PROXIES: (i) the Amended and Restated Irrevocable Proxy of even date herewith of the Borrower relating to ResNet Inc. shares, (ii) the Amended and Restated Irrevocable Proxy of even date herewith of the Borrower relating to LodgeNet Canada shares, (iii) the Amended and Restated Irrevocable Proxy of even date herewith of ResNet Inc. relating to its ResNet LLC ownership interest, and (iv) the Amended and Restated Irrevocable Proxy of even date herewith of ResNet LLC relating to the Newco Common Stock, as each such Irrevocable Proxy may be, from time to time, further amended, modified or supplemented.

     ISSUING BANK(S): NatWest Plc and BankBoston, N.A. and any other Lender or any successor appointed with the consent of the Required Lenders and the Borrower.

     LATEST BALANCE SHEET:  as defined in subsection 3.9(a) hereof.

     L/C(S): (i) any standby letter of credit or documentary letter of credit issued by the Issuing Banks pursuant to Section 2.23 hereof and (ii) each existing letter of credit issued pursuant to the Existing Credit Agreement outstanding on the date hereof, in each case, as amended, supplemented or modified from time to time.

     L/C DRAWING AVAILABILITY: as of any date of determination, the sum of the aggregate maximum amount then available to be drawn under all L/Cs but excluding the aggregate amount of any Unreimbursed Drawings then outstanding and excluding that portion of L/Cs for which portion demands for drawings have been made but not yet paid by the Issuing Bank.

     L/C FEES:  as defined in subsection 2.10(d) hereof.

     L/C ISSUANCE REQUEST:  as defined in subsection 2.23(b) hereof.

     L/C OBLIGATIONS:   as of any date of determination, all the existing
liabilities (including all L/C Fees) of the Borrower to the Issuing Banks and the Lenders and the Administrative Agent in respect of all L/Cs, whether such liability is contingent or fixed and shall be computed to include the sum of the aggregate maximum amount then available to be drawn under all L/Cs and the aggregate amount of any Unreimbursed Drawings then outstanding.

     LEASES: leases and subleases (other than Capitalized Leases), licenses for the use of real property, easements, rights-of-entry, grants, and other attachment rights and similar instruments under which the Borrower or its Subsidiaries has the right to use real or personal property or rights of way; PROVIDED, HOWEVER, that "Leases" shall not be deemed to include video service leases and similar agreements utilized by the Borrower or its Subsidiaries in the ordinary course of business for the purpose of obtaining the right to deliver cable television programming and/or other interactive, multimedia entertainment and information services to specific customer properties.

     LENDER DEFAULT: (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.23 hereof or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1 or Section 2.23 hereof, in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     LICENSES:  as defined in Section 3.15 hereof.

     LIEN: any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (excluding precautionary filings by lessors).

     LOAN(S):  an extension of credit by a Lender to the Borrower pursuant to
Article 2, and may be a Base Rate Loan or a Eurodollar Loan. Loans of different types made or converted from Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

     LOAN DOCUMENTS: this Agreement, the Notes, any Subsidiary Guaranty, the Collateral Documents, the L/C(s), Interest Rate Contracts to which any Lender is a party and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

     LOAN INTEREST(S):  as defined in Section 2.14 hereof.

     LOAN PARTY: the Borrower, each of the Guarantors and any other Person (other than the Lenders, the Issuing Banks and the Administrative Agent) which now or hereafter executes and delivers to any Lender or the Administrative Agent any Loan Document.

     LODGENET CANADA: LodgeNet Entertainment (Canada) Corporation, a Canadian corporation and a Wholly-Owned Subsidiary of the Borrower.

     MANAGEMENT FEES: for any period, all fees, emoluments or similar compensation paid or incurred by any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to the Borrower or any of its Subsidiaries) in respect of services rendered in connection with the management or supervision of the management of such Person, or any construction, operation or maintenance associated with the business of the Borrower or its Subsidiaries, other than salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment.

     MANDATORY L/C BORROWING:  as defined in subsection 2.23(c) hereof.

     MATERIAL ADVERSE EFFECT: (a) a materially adverse effect on the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Loan Party to perform any of its obligations under any Loan Document to which it is a party, or (c) material impairment of the rights or benefits available to the Lenders, the Issuing Banks or the Administrative Agent under any Loan Document.

     MAXIMUM L/C AMOUNT: the sum of Twelve Million Dollars ($12,000,000) as the same shall and/or may be reduced pursuant to Sections 2.5 and 2.7 hereof.

     MORTGAGE: that certain mortgage of even date herewith relating to the Borrower's headquarters property located at 3900 West Innovation Street, Sioux Falls, South Dakota 57107, by the Borrower for the benefit of the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, as the same may be, from time to time, amended, modified or supplemented.

     MULTIEMPLOYER PLAN: a "multiemployer plan" as defined in Section 4001(a)(3) or ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

     NATWEST PLC: National Westminster Bank Plc, New York branch.

     NET L/C OBLIGATIONS: the L/C Obligations exclusive of Unreimbursed Drawings which have been repaid with the proceeds of and simultaneously with the incurrence of Loans.

     NET PROCEEDS: proceeds in Cash, as and when received by the Person making an Asset Disposition, net of (a) the direct costs relating to such Asset Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness incurred to acquire the asset which is the subject of such Asset Disposition and secured by a purchase money lien on such asset. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss net of (i) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, awards or other payments and (ii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

     NEWCO INVESTMENTS: the following investments in Global Interactive Technologies Corporation, a Delaware corporation ("Newco"): (i) 1,750 shares of common stock, par value $.01 per share, of Newco representing approximately 35% of Newco's outstanding capital stock (the "Newco Common Stock"), (ii) secured promissory notes of Newco and Global Interactive Communications Corporation, a subsidiary of Newco ("GICC"), in the aggregate principal amount of $1,500,000 (the "Newco Term Notes") issued to ResNet Inc., (iii) secured promissory note of GICC in the principal amount of up to $3,000,000 (the "Newco Junior Term Note") issued to ResNet Inc., (iv) promissory note of GICC in the principal amount of up to $3,000,000 (the "Newco Capital Advance Note") issued to ResNet Inc., and (v) capital lease obligations of GICC, as lessee, to ResNet Inc., as lessor, in the aggregate amount of approximately $5,000,000 pursuant to a capital lease agreement between ResNet Inc. and GICC (the "Newco Capital Lease").

     NON-DEFAULTING LENDER: each Lender other than a Defaulting Lender.

     NOTE: a Revolving Note or a Term Note; NOTES collectively means the Revolving Notes and the Term Notes.

     NOTICE OF BORROWING: a notice given by the Borrower to the Administrative Agent pursuant to Section 2.3 in substantially the form of EXHIBIT C.

     NOTICE OF CONVERSION/CONTINUATION: a notice given by the Borrower to the Administrative Agent pursuant to Section 2.4 in substantially the form of EXHIBIT D.

     OBLIGATIONS: collectively, all of the Loans, Indebtedness, liabilities and obligations of the Borrower to the Lenders, the Issuing Banks and the Administrative Agent arising out of this Agreement and the Loan Documents, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, the L/C Obligations and, to the extent provided by any Lender or its Affiliate, obligations under any Interest Rate Contract or any currency hedging agreement.

     OPERATING CASH FLOW: for any period, the consolidated net income of any Person during such period (a) PLUS, but only to the extent such items shall have been deducted in determining such net income, the sum of (i) all interest, fees and costs paid or accrued during such period on Indebtedness, including, without limitation, interest that is imputed in accordance with generally accepted accounting principles on Capitalized Lease Obligations that are included in Indebtedness, (ii) depreciation and amortization of assets, (iii) any income tax provision and (iv) extraordinary non-operating losses (including any non-recurring charges incurred in connection with the transactions associated with the initial Newco Investments) and (b) MINUS the sum of (i) extraordinary gains, (ii) income derived from other than the consolidated operations of such Person and (iii) to the extent not already deducted in determining such net income, all corporate overhead expenses of such Person; all of the above items exclusive of minority interests (except to the extent of Cash in respect thereof actually received by the Borrower in such period); as to all of the foregoing, as determined in accordance with generally accepted accounting principles consistently applied; PROVIDED, THAT, notwithstanding any of the foregoing, except to the extent of Cash actually received on an unconditional basis, any direct or indirect Subsidiary the distribution of whose earnings and proceeds the Borrower does not maintain the ability to direct in the ordinary course of business shall not be considered for purposes of calculating Operating Cash Flow; and, PROVIDED FURTHER, that, notwithstanding any of the foregoing, regardless of the receipt of any proceeds or any other distributions therefrom, there shall not be considered in calculating Operating Cash Flow any Subsidiary which is not a Guarantor hereunder.

     OTHER TAXES: as defined in subsection 2.16(b) hereof.

     PATENT AND TRADEMARK SECURITY AGREEMENT: the Amended and Restated Patent and Trademark Security Agreement of even date herewith among the Borrower, ResNet Inc. and the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, as the same may be, from time to time, further amended, modified or supplemented.

     PAYMENT OFFICE: the principal U.S. office of NatWest Plc presently located at 65 East 55th Street, New York, New York 10022.

     PBGC:  Pension Benefit Guaranty Corporation.

     PENSION PLAN: at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained either: (i) by the Borrower or any ERISA Affiliate for employees of the Borrower, or by the Borrower for any ERISA Affiliate, or (ii) pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     PERMITTED DEBT: Indebtedness (i) which is not secured by any Lien, (ii) which contains terms, covenants and conditions satisfactory to the Administrative Agent and the Required Lenders, and (iii) as to its incurrence, no Default or Event of Default has occurred and is continuing either immediately before or after giving effect thereto.

     PERMITTED INTERCOMPANY DEBT: Indebtedness of ResNet Inc. for money borrowed from the Borrower (i) which is evidenced by a promissory note of ResNet Inc. to the Borrower, (ii) which represents senior, unsubordinated Indebtedness of ResNet Inc., and (iii) the repayment of which is not restricted in any manner by any covenant, agreement or other restriction binding upon or affecting ResNet Inc.

     PERMITTED LIENS: as to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', landlords', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties; (v) Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in the preceding clause (v) do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business; and (vi) Liens created pursuant to the Loan Documents.

     PERSON: an individual, a corporation, a limited liability company, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     PLAN: at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled

Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     PLEDGE AGREEMENT(S): (i) the Amended and Restated Pledge Agreement of even date herewith between the Borrower and the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, pledging all capital stock of the Borrower's Subsidiaries owned by the Borrower and all intercompany notes owing to or held by the Borrower, (ii) the Amended and Restated Pledge Agreement of even date herewith between ResNet Inc. and the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, pledging all the capital stock of ResNet Inc.'s Subsidiaries and Affiliates and all notes of such Persons owing to or held by ResNet Inc., and (iii) the Amended and Restated Pledge Agreement of even date herewith between ResNet LLC and the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, pledging the Newco Common Stock, as each such Pledge Agreement may be, from time to time, further amended, modified or supplemented.

     POST-DEFAULT RATE: (i) in respect of any Loans a rate per annum equal to: (x) if such Loans are Base Rate Loans, two percent (2%) above the Base Rate as in effect from time to time plus the Applicable Base Rate Margin (but in no event less than the interest rate in effect on the due date), or (y) if such Loans are Eurodollar Loans, two percent (2%) above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, two percent (2%) above the Base Rate as in effect from time to time plus the Applicable Base Rate Margin (but in no event less than the interest rate in effect on the due date); and (ii) in respect of other amounts payable by the Borrower hereunder (including interest to the extent permitted by law) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to two percent (2%) above the Base Rate as in effect from time to time plus the Applicable Base Rate Margin (but in no event less than the interest rate in effect on the due date).

     PREFERRED STOCK DIVIDENDS: as defined in subsection 7.5(b) hereof for payments made during the immediately preceding four consecutive full fiscal quarters for which the Administrative Agent has received financial statements in compliance with Sections 5.1 and 5.2 hereof (or, if as at any date of determination the Administrative Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then Preferred Stock Dividends for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Administrative Agent in its sole judgment based, in the Administrative Agent's discretion, on such financial information as it shall have requested and received from the Borrower).

     PROJECTIONS: with respect to the Borrower, its forecasted consolidated Balance Sheet and related forecasted consolidated Statements of Operations and Statements of Cash Flows for the period from the date hereof through December 31, 2005, as updated on an annual basis pursuant hereto, all prepared on a basis consistent with the Financial Statements, together with appropriate supporting details and a statement of underlying assumptions.

     PURCHASE MONEY SECURITY INTEREST: as defined in subsection 7.2(b) hereof.

     QUARTERLY DATES: the last day of each of March, June, September and December, the first of which shall be the first such day after the date of this Agreement, PROVIDED THAT, if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day (or, if the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day).

     REFERENCE BANK: (i) for purposes of determining the Eurodollar Rate, the non-United States office or offices or international banking facility or facilities of NatWest Plc as NatWest Plc may from time to time select and
(ii) for all other purposes hereunder, NatWest Plc's Payment Office.

     REGULATION D: Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

     REGULATORY CHANGE: as to any Lender, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Lender, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority charged with the interpretation or administration thereof.

     RELEASE: as set forth in Section 101(22) of CERCLA or state or local law.

     RENTALS: for the Borrower and its Restricted Subsidiaries on a consolidated basis, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessors on termination of the lease or surrender of the property) payable by a Person, as lessee or sublessee under a lease of real or personal property, during the immediately preceding four consecutive full fiscal quarters for which the Administrative Agent has received financial statements in compliance with Sections 5.1 and 5.2 hereof (or, if as at any date of determination the Administrative Agent shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then Rentals for such immediately preceding four consecutive full fiscal quarters (or such shorter period) shall be determined by the Administrative Agent in its sole judgment based, in the Administrative Agent's discretion, on such financial information as it shall have requested and received from the Borrower), but shall be exclusive of any amounts required to be paid by a Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

     REQUIRED LENDERS: (i) at any time while no Loans are outstanding hereunder, Non-Defaulting Lenders having more than 50% of the Aggregate Commitment, and (ii) at any time while Loans are outstanding hereunder, Non-Defaulting Lenders holding more than 50% of the then aggregate unpaid principal amount of such Loans and the unused Aggregate Revolving Commitment.

     REQUIREMENT OF LAW: as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     RESERVE REQUIREMENT: for any Eurodollar Loans for any quarterly period (or, as the case may be, shorter period) as to which interest is payable hereunder, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities that includes deposits by references to which the Eurodollar Rate for Eurodollar Loans is to be determined, or (ii) any category of extensions of credit or other assets that include Eurodollar Loans.

     RESNET INC.: ResNet Communications, Inc., a Delaware corporation and a Subsidiary of the Borrower.

     RESNET LLC: ResNet Communications, LLC, a Delaware limited liability company and a Subsidiary of the Borrower.

     RESTRICTED PAYMENTS: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend or distribution payable solely in shares of stock of the Borrower which are not shares of preferred stock; (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Borrower in respect of such shares now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of the Borrower; (iii) any other distributions whatsoever, or any loans or advances, to any holder of shares of any class of stock of the Borrower now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares; and (iv) any fees or expenses paid to any shareholder or Affiliate (other than directors, officers and full-time employees) of the Borrower for management services provided to the Borrower or any Subsidiary.

     RESTRICTED SUBSIDIARY:   each Subsidiary of the Borrower which is or
becomes a Guarantor hereunder.

     REVOLVING COMMITMENT: with respect to each Lender, has the meaning specified in subsection 2.1(b) hereof.

     REVOLVING LOAN: as defined in subsection 2.1(b) hereof.

     REVOLVING NOTE: a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit B, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Revolving Loan(s) made by such Lender.

     REVOLVING TERMINATION DATE: the earlier to occur of:

          (a)  February 25, 2005; and

          (b) the date on which the Aggregate Revolving Commitment shall terminate or be reduced to zero in accordance with the provisions of this Agreement.

     SEC: the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

     SECURITY AGREEMENT: the Amended and Restated Security Agreement of even date herewith among the Borrower, ResNet Inc., LodgeNet Canada and the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, as the same may be, from time to time, further amended, modified or supplemented.

     SENIOR 1995 NOTES: those certain 11.5% Senior Notes due July 15, 2005 of the Borrower in an aggregate outstanding principal amount of $30,000,000, as amended or otherwise modified as permitted hereby.

     SENIOR 1995 NOTE AGREEMENT: that certain Securities Purchase Agreement dated as of August 9, 1995 by and among the Borrower and the holders of the Senior 1995 Notes, as amended or otherwise modified as permitted hereby.

     SENIOR 1996 NOTES: those certain 10 1/4% Senior Notes due December 15, 2006 of the Borrower in an aggregate outstanding principal amount of $150,000,000, as amended or otherwise modified as permitted hereby.

     SENIOR 1996 NOTE INDENTURE: that certain Indenture dated as of December 19, 1996 between the Borrower and Marine Midland Bank, as Trustee, relating to the Senior 1996 Notes, as amended or otherwise modified as permitted hereby.

     SENIOR NOTE DOCUMENTS: collectively, the Senior 1995 Notes, the Senior 1995 Note Agreement, the Senior 1996 Notes, the Senior 1996 Note Indenture and each other agreement, instrument or other document executed in connection therewith.

     SOLVENT: as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Federal Bankruptcy Reform Act of 1978 and, in the alternative, for purposes of the New York Uniform Fraudulent Transfer Act; (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     STANDBY L/C:  any L/C which is not a Documentary L/C.

     SUBSIDIARY: with respect to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or (ii) in the case of a partnership, limited liability company or joint venture in which such Person is a general partner, managing member or joint venturer or of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or the "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding anything herein to the contrary, ResNet Inc. and ResNet LLC shall each be deemed to be a Subsidiary of the Borrower so long as
(i) in the case of ResNet Inc., the Borrower owns 50% of ResNet's outstanding capital stock and retains the right to elect a majority of ResNet's board of directors, and (ii) in the case of ResNet LLC, the Borrower directly or indirectly owns over 50% of all members' interests and is the managing member.

     SUBSIDIARY GUARANTY(IES): each of the Guaranties and any additional guaranty substantially in the same form as the Guaranties subsequently executed by any Person that hereafter becomes a Guarantor in favor of the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Banks, as the same may be, from time to time, amended, modified or supplemented.

     SUBSTANTIAL PORTION: assets of the Borrower and its Restricted Subsidiaries which (a) represent more than fifteen percent (15%) of the consolidated assets of the Borrower and its Restricted Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Restricted Subsidiaries as at the end of the fiscal quarter immediately preceding the date on which such determination is made or (b) are responsible for more than fifteen percent (15%) of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries for the consecutive full twelve (12) month period ending as of the end of the fiscal quarter immediately preceding the date on which such determination is made.

     TAXES:  as defined in subsection 2.16(a) hereof.

     TCI CONVERTIBLE DEBT: that certain Indebtedness of ResNet LLC in an aggregate principal amount of up to $34,603,947 incurred pursuant to that certain Subordinated Convertible Term Loan Agreement dated as of October 21, 1996 between ResNet Inc. and TCI Digital Satellite Entertainment, Inc.

     TERM COMMITMENT: with respect to each Lender, as defined in subsection 2.1(a) hereof.

     TERM LOAN: as defined in subsection 2.1(a) hereof.

     TERM LOAN PRINCIPAL PAYMENT DATE: as defined in subsection 2.8(a) hereof.

     TERM MATURITY DATE: February 25, 2005.

     TERM NOTE: each promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A, evidencing the respective Indebtedness of the Borrower to the Lender resulting from the Term Loan made by such Lender.

     TERMINATION EVENT:  any one of the following:

     (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder;

     (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or

     (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA;

     (d) the institution of proceedings to terminate a Pension Plan by the PBGC;

     (e) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

     (f) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan;

     (g) the imposition of a Lien pursuant to Section 412 of the Code or
Section 302 of ERISA;

     (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or

     (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     TOTAL DEBT:   the aggregate outstanding principal balance of all
Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis, including without limitation, all Permitted Debt (but excluding for this purpose the TCI Convertible Debt). Total Debt shall be determined by the Administrative Agent, in its reasonable judgment, based upon its review of a certificate of the Borrower delivered to the Administrative Agent which shall set forth, in reasonable detail, such calculation of Total Debt, along with such financial information as the Administrative Agent shall have requested and received from the Borrower or, in the absence of such certificate, such other pertinent financial information as the Administrative Agent in its sole discretion shall deem appropriate.

     TOTAL LEVERAGE: as at any date, the ratio determined by dividing (a) Total Debt PLUS the amount of any outstanding preferred stock of the Borrower providing for the payment of cash dividends, by (b) Annualized Operating Cash Flow.

     UCC: as defined in the Security Agreement.

     UNREIMBURSED DRAWINGS:  as defined in subsection 2.23(c) hereof.

     UNUSED REVOLVING COMMITMENT: as at any date, for each Lender, the difference, if any, between (i) the amount of such Lender's Revolving Commitment as in effect on such date, MINUS (ii) the sum of the then aggregate outstanding principal amount of all Revolving Loans made by such Lender and such Lender's Commitment Percentage of Net L/C Obligations at such time.

     WHOLLY-OWNED SUBSIDIARY: as to any Person: (i) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time, and in each case where there exists no restriction on the right or ability of such Person to receive dividend payments or other cash flow from such corporation or other entity.

     "YEAR 2000 ISSUES": anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "YEAR 2000 PROGRAM": as defined in SECTION 3.22.

Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

     ARTICLE 2.   THE CREDITS

          Section 2.1 AMOUNTS AND TERMS OF COMMITMENTS.

          (a) THE TERM CREDIT. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a Loan to the Borrower (each such Loan, a "TERM LOAN") on the Closing Date in the amount set forth opposite such Lender's name on Schedule I under the heading "Term Commitment" (such amount, as the same may be reduced pursuant to the provisions of this Agreement, such Lender's "TERM COMMITMENT"). Amounts borrowed as a Term Loan which are repaid or prepaid by the Borrower may not be reborrowed.

          (b) THE REVOLVING CREDIT. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower (each such Loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding (when added to such Lender's Commitment Percentage of the then outstanding Net L/C Obligations) the amount set forth opposite such Lender's name on Schedule I under the heading "Revolving Commitment" (such amount, as the same may be reduced or increased pursuant to the provisions of this Agreement, such Lender's "REVOLVING COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans and Net L/C Obligations shall not exceed the Aggregate Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.1(b), prepay pursuant to Section
2.6 and reborrow pursuant to this subsection 2.1(b).

          Section 2.2 NOTES.

          (a) Each Term Loan made by each Lender shall be evidenced by a Term Note payable to the order of such Lender in an amount equal to its Term Commitment.

          (b) The Revolving Loans made by each Lender shall be evidenced by a Revolving Note payable to the order of such Lender in an amount equal to its Revolving Commitment.

          (c) Each Lender shall endorse on schedules annexed to its Notes, or in its internal records, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each Lender is irrevocably authorized by the Borrower to so endorse its Notes, and each Lender's records shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon or in its internal records with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

          Section 2.3 PROCEDURE FOR BORROWING.

          (a) Each Borrowing of Term Loans and Revolving Loans shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York time)
(i) three Business Days prior to the requested Borrowing date, in the case of Eurodollar Loans, and (ii) one Business Day prior to the requested Borrowing date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of (x) Five Hundred Thousand Dollars ($500,000) or any multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof for Base Rate Loans and (y) One Million Dollars ($1,000,000) or any multiple of One Million Dollars ($1,000,000) in excess thereof for Eurodollar Loans:

                    (B) the requested Borrowing date, which shall be a Business Day;

                    (C) whether the Borrowing is to be comprised of Eurodollar Loans or Base Rate Loans; and

                    (D) subject to subsection 2.3(d) hereof, the duration of the Interest Period applicable to any Eurodollar Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Loans, such Interest Period shall be one month;

PROVIDED, HOWEVER, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 2:00 p.m. (New York time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only; and FURTHER PROVIDED, if the primary syndication of this Agreement is not completed by the Closing Date, and if so requested by the Administrative Agent, all Borrowings comprised of Eurodollar Loans during the first 60 days following the Closing Date shall have the same Interest Period, which shall be one month.

          (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Lender thereof and of the amount of such Lender's Commitment Percentage (as applicable) of the Borrowing.

          (c) Each Lender will make the amount of its Commitment Percentage (as applicable) of the Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. (New York time) on the Borrowing date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower of like funds as received by the Administrative Agent.

          (d) Unless the Required Lenders shall otherwise agree, during the existence of a Default or an Event of Default, the Borrower may not elect to have a Loan be made as, or converted into or continued as, a Eurodollar Loan.

          (e) After giving effect to any Borrowing, there shall not be more than five (5) different Interest Periods in effect with respect to outstanding Revolving Loans and Term Loans.

          Section 2.4 CONVERSION AND CONTINUATION ELECTIONS.

          (a) The Borrower may upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

              (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into Eurodollar Loans; or

              (ii) elect to continue and convert on the last day of the applicable Interest Period any Eurodollar Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof) into Base Rate Loans; or

              (iii) elect to continue and renew on the last day of the applicable Interest Period any Eurodollar Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if the aggregate amount of Eurodollar Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Eurodollar Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Loans shall terminate.

          (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (New York time) at least (i) three Business Days in advance of the conversion date or continuation date, if the Loans are to be converted into or continued as Eurodollar Loans, and (ii) on the conversion date, if the Loans are to be converted into Base Rate Loans, specifying:

          (A) the proposed conversion date or continuation date;

          (B) the aggregate amount of Loans to be converted or continued;

          (C) the nature of the proposed conversion or continuation; and

          (D) the duration of the requested Interest Period, if applicable.

     (c) If, upon the expiration of any Interest Period applicable to Eurodollar Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans or if any Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made PRO RATA according to the respective outstanding principal amounts of the Loans (with respect to which the notice was given) that are held by each Lender.

     (e) Unless the Required Lenders shall otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Loan.

     (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than five (5) different Interest Periods in effect with respect to outstanding Revolving Loans and Term Loans.

      Section 2.5 CHANGE IN AGGREGATE REVOLVING COMMITMENT. (a) The Borrower shall be permitted to make an application at any time on or after December 31, 2000 to increase the Aggregate Revolving Commitment (but not the Commitment of any Lender without such Lender's agreement) in a principal amount of not less than $10,000,000 and not more than $25,000,000 (and in an integral multiple of $5,000,000 within such range), which increase in the Aggregate Revolving Commitment may be effected, if at all, by an increase in the Revolving Commitment(s) of NatWest Plc or the then-existing Lenders, and/or by the addition of new Lenders; PROVIDED that (i) the Borrower shall give written notice of such application to the Administrative Agent not less than 45 days (or such shorter period as may be acceptable to the Administrative Agent) prior to the effective date of such increase and (ii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the date of such proposed increase, and the matters certified therein, including without limitation, the absence of any Default or Event of Default or Material Adverse Effect, both before and after giving effect to such increase, shall be true as of such date.

     (b) The Borrower may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Aggregate Revolving Commitment or permanently reduce the Aggregate Revolving Commitment by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; PROVIDED that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Loans and Net L/C Obligations would exceed the Aggregate Revolving Commitment; and, PROVIDED, FURTHER, that, once reduced in accordance with this subsection 2.5(b), the Aggregate Revolving Commitment may not be increased (except pursuant to subsection 2.5(a)). Any reduction of the Aggregate Revolving Commitment shall be applied to each Lender's Revolving Commitment in accordance with such Lender's applicable Commitment Percentage. All accrued Commitment Fees to but not including the effective date of any termination of Commitments shall be paid on the effective date of such termination.

     Section 2.6 OPTIONAL PREPAYMENTS. Subject to Section 2.19 hereof, the Borrower may, at any time or from time to time, upon notice given not later than 11:00 a.m. (New York time) at least three Business Days in advance (in the case of Eurodollar Loans) and at least one Business Day in advance (in the case of Base Rate Loans) to the Administrative Agent, ratably prepay Loans in whole or in part, in amounts of (i) $500,000 or any multiple of $500,000 in excess thereof for Eurodollar Loans, or (ii) $500,000 or any multiple of $500,000 in excess thereof for Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Term Loans or Revolving Loans, or any combination thereof. The Administrative Agent will promptly notify each Lender thereof and of such Lender's applicable Commitment Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section
2.19 hereof. Partial prepayments of Term Loans shall be applied ratably over the remaining installments of each such Loan.

     Section 2.7 MANDATORY PREPAYMENTS OF LOANS; MANDATORY COMMITMENT
REDUCTIONS.

     (a) ASSET DISPOSITIONS; EVENTS OF LOSS. If the Borrower or any of its Subsidiaries shall at any time or from time to time make or agree to make an Asset Disposition constituting less than a Substantial Portion or shall suffer an Event of Loss constituting less than or greater than a Substantial Portion, then (i) the Borrower shall promptly notify the Administrative Agent of such proposed Asset Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower in respect thereof) and (ii) promptly upon receipt by the Borrower or its Subsidiary of the Net Proceeds of such Asset Disposition or on account of such Event of Loss (and in any event not later than the third Business Day following such receipt), the Borrower shall prepay Loans in accordance with subsection 2.7(c) hereof in each case in an aggregate amount equal to the amount of such Net Proceeds; PROVIDED, HOWEVER, that the Borrower shall not be required to prepay Loans upon receipt of such Net Proceeds of any Asset Disposition or Event of Loss constituting less than a

Substantial Portion to the extent that such Net Proceeds are reinvested by the Borrower in substantially similar assets within 180 days from the receipt thereof.

     (b) EXCESS CASH FLOW. As soon as the required financial information is available to determine the amount, if any, of Excess Cash Flow generated by the Borrower and its Subsidiaries during the then-preceding fiscal year, but not later than the 120th day following the last day of such fiscal year commencing with the fiscal year ending on December 31, 1998, the Borrower shall prepay Loans in accordance with subsection 2.7(c) hereof in an amount equal to fifty percent (50%) of such Excess Cash Flow, if any, for the then-preceding fiscal year of the Borrower.

     (c) GENERAL. Any prepayments pursuant to this Section 2.7 shall be applied (i) first, to the prepayment of the outstanding amount of Term Loans, ratably over the remaining installments of each such Loan until all Term Loans have been repaid in full; then to the outstanding amount of any Revolving Loans; and then to prepay or cash collateralize the outstanding amount of any L/C Obligations; and (ii) subject to the foregoing priorities, first to any Base Rate Loans then outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining; PROVIDED, HOWEVER, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Administrative Agent for the benefit of the Lenders until the end of such Interest Period, at which time such pledged amounts will be applied to prepay such Eurodollar Loans. The Borrower shall pay, together with each prepayment under this Section 2.7, accrued interest on the amount prepaid and any amounts required pursuant to
Section 2.19.

     (d) REDUCTION OF COMMITMENT. Upon the making of any mandatory prepayment under this Section 2.7, the applicable Commitments of each Lender shall automatically be reduced by an amount equal to such Lender's ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued Commitment Fees to, but not including the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

     (e) MANDATORY PREPAYMENT NOTICE. The Borrower shall deliver to the Administrative Agent (i) at the time of each prepayment required under subsections 2.7(a) and (b) above, a certificate signed by the chief financial officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment, and (ii) to the extent reasonably practicable, at least three Business Days prior to the time of each such prepayment, a notice of such prepayment which shall specify the prepayment date and the principal amount of the Loans (or portion thereof) to be prepaid pursuant to subsection 2.7(c) hereof.

     (f) LETTERS OF CREDIT. If on any date the effective amount of L/C Obligations exceeds the Maximum L/C Amount, the Borrower shall cash collateralize on such date the outstanding L/Cs in an amount equal to the excess of the maximum amount then available to be drawn under the L/Cs over the Maximum L/C Amount. Subject to Section 2.19, if on any date after giving effect to any cash collateralization made on such date pursuant to the preceding sentence, the effective amount of all Revolving Loans then outstanding plus the effective amount of Net L/C Obligations exceeds the Aggregate Revolving Commitment, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of Revolving Loans by an amount equal to the applicable excess.

     Section 2.8 REPAYMENT.

     (a) THE TERM CREDIT. The Borrower shall repay the Term Loans in installments on each quarterly date (or on the next Business Day if such date is not a Business Day) indicated on Schedule II hereto (each a "TERM LOAN PRINCIPAL PAYMENT DATE") in the amount indicated opposite each such Term Loan Principal Payment Date (net of any optional or mandatory prepayments previously applied in accordance with Section 2.6 or subsection 2.7(c)).

     (b) THE REVOLVING CREDIT. The Borrower shall repay to the Lenders in full on the Revolving Termination Date the aggregate principal amount of the Revolving Loans outstanding on such date.

     Section 2.9 INTEREST. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

          (i) During such periods that such Loan is a Base Rate Loan, the Base Rate plus the Applicable Base Rate Margin; and

          (ii) During such periods that such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Eurodollar Rate Margin.

     (b) The initial Applicable Base Rate Margin shall be 1.75% and the initial Applicable Eurodollar Rate Margin shall be 2.75%. So long as no Default or Event of Default shall have occurred and be continuing, on each occasion that, as of the last day of any fiscal quarter ending on or after September 30, 1999, the Borrower's Total Leverage on such date shall fall within one of the categories set forth in the table below, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin in respect of Base Rate Loans and Eurodollar Loans, respectively, shall be automatically changed, if necessary, to reflect the percentages indicated for such category in the table below, with any such change to be effective on and after the date of delivery to the Administrative Agent of the certificate described in
Section 5.5 hereof relating to such fiscal quarter:

                                       Applicable              Applicable
                                       Base Rate              Eurodollar
         Total Leverage                 Margin                Rate Margin
         --------------                 ------                -----------

       5.0 to 1 or higher                 1.75%                   2.75%

       Lower than 5.0 to 1                1.50%                   2.50%

       Lower than 4.5 to 1                1.25%                   2.25%

       Lower than 4.0 to 1                1.00%                   2.00%

In the event that the condition that gives rise to any change in a Total Leverage category pursuant to the first sentence of this subsection 2.9(b) is no longer satisfied as of the end of any subsequent fiscal quarter, on and after the date of delivery to the Administrative Agent of the certificate described in Section 5.5 hereof relating to such subsequent fiscal quarter, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall be automatically changed to reflect the Total Leverage category indicated by such certificate. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate described in
Section 5.5 hereof with respect to a fiscal quarter in accordance with the provisions thereof, or at any time that a Default or Event of Default shall have occurred and be continuing, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall be determined by reference to the definition of such terms, without any adjustment pursuant to this subsection 2.9(b), until such time as the Borrower shall deliver such certificate in accordance with the provisions of Section 5.5 hereof or such Default or Event of Default shall be cured or waived.

     (c) Notwithstanding the foregoing, whenever an Event of Default has occurred and is continuing, the Borrower shall pay interest on any Loan, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) for the period commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Administrative Agent at the applicable Post-Default Rate.

     (d) Except as provided in the next sentence, accrued interest on each Loan shall be payable: (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in the case of any Loan, upon the payment or prepayment thereof or the conversion thereof into a Loan of another type (but only on the principal so paid, prepaid or converted). Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent or any Lender. Promptly after the establishment of any interest rate provided for herein or any change therein, the Administrative Agent will notify the Lenders and the Borrower thereof, PROVIDED THAT the failure of the Administrative Agent to so notify the Borrower or the Lenders shall not affect the obligations of the Borrower hereunder or under any of the Notes in any respect.

     (e) Anything in this Agreement or any of the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Lender to the extent that such Lender's receipt thereof would not be permissible under the law or laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Such deferred interest shall not bear interest.

     Section 2.10 FEES.

     (a) ARRANGER FEES.The Borrower shall pay to Gleacher NatWest Inc., BankBoston, N.A. and Morgan Stanley Dean Witter, for the respective accounts of each, fees in such amounts and at such times as are agreed upon between or among such parties.

     (b) COMMITMENT FEES.The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee (the "COMMITMENT FEE") equal to 0.5% per annum on the average daily amount of such Lender's Unused Revolving Commitment, for the period from the date hereof to and including the earlier of the date such Lender's Revolving Commitment is terminated or the Revolving Termination Date. The accrued Commitment Fee shall be payable quarterly on the Quarterly Dates and on the earlier of the date the Revolving Commitments are terminated or the Revolving Termination Date, and, in the event the Borrower reduces the Aggregate Revolving Commitment as provided in
Section 2.5 hereof, on the effective date of such reduction.

     (c) AGENCY FEE.The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, an annual agency fee in the amount and at the times agreed upon by the Borrower and the Administrative Agent in that certain letter agreement between such parties dated January 12, 1999.

     (d) L/C FEES.(i) The Borrower shall pay to the Administrative Agent for the benefit of the Lenders, PRO RATA according to their respective Commitment Percentages, non-refundable letter of credit fees as follows: on the maximum amount of each L/C available from time to time to be drawn under such outstanding L/Cs, a fee, for the period from and including the date of issuance of such L/C to and including the termination thereof, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin from time to time used to determine the interest rate on Eurodollar Loans pursuant to subsection 2.9(b) hereof, payable in arrears on the Quarterly Dates and on the date of termination thereof.

       (ii) In addition to the foregoing fees described in the preceding clause (i), the Borrower shall pay on demand to the Issuing Bank, exclusively for the account of the Issuing Bank, a fee for the period from and including the date of issuance of such Issuing Bank's L/C to and including the termination thereof, computed at the rate of one-quarter of one percent (.25%) per annum on the face amount of such L/C, payable in arrears on the Quarterly Dates and on the date of termination thereof, and in addition, such standard fees, charges and expenses as are customarily charged or incurred by the Issuing Bank from time to time in connection with the issuance, amendment, transfer, administration, cancellation or payment under any or all L/Cs. The fees referred to in subsections 2.10(d)(i) and (ii) are hereinafter sometimes referred to individually as an "L/C FEE" and collectively as the "L/C FEES".

     (e) The Commitment Fee, the arranger and agency fees, and the L/C Fees are hereinafter sometimes referred to individually as a "FEE" and collectively as the "FEES".

Section 2.11  COMPUTATION OF FEES AND INTEREST.

     (a) All computations of interest payable in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of Fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) The Administrative Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of the Base Rate or of the Eurodollar Rate; PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Base Rate Margin or Applicable Eurodollar Rate Margin shall become effective as of the opening of business on the day on which such change in such Applicable Margin becomes effective. The Administrative Agent will with reasonable promptness notify the Borrower and the Lenders of the effective date and the amount of each such change, PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent.

     (c) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     (d) If the Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever the Reference Bank shall cease to be a Lender hereunder, that Lender shall thereupon cease to be the Reference Bank, and the Base Rate and the Eurodollar Rate shall be determined on the basis of the rates as notified by a successor Reference Bank appointed by the Administrative Agent.

     Section 2.12 PAYMENTS BY THE BORROWER.

     (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, Fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the ratable account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, Fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 2:00 p.m. (New

York time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or Fee shall continue to accrue.

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

     (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full as and when required hereunder, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

     Section 2.13 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT.

     (a) Unless the Administrative Agent shall have received notice from a Lender on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Lender will not make available to the Administrative Agent as and when required hereunder for the account of the Borrower the amount of that Lender's Commitment Percentage of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the intrest rate applicable at the time to the Loans comprising such Borrowing.

     (b) The failure of any Lender to make any Loan on any date of Borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

     Section 2.14 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations, assignments or other interests in the Loans made by them ("LOAN INTEREST(S)") as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (i) the amount of such paying Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a Loan Interest from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.5) with respect to such Loan Interest as fully as if such Lender were the direct creditor of the Borrower in the amount of such Loan Interest. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of Loan Interests purchased pursuant to this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments.

     Section 2.15  SECURITY AND GUARANTIES.

     (a) All Obligations of the Borrower under this Agreement, each of the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

     (b) All Obligations of the Borrower under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Subsidiary Guaranties.

     Section 2.16 TAXES.

     (a) Subject to subsection 2.16(g), any and all payments by the Borrower to each Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, deductions or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Administrative Agent's net income by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

     (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "OTHER TAXES").

     (c) Subject to subsection 2.16(g), the Borrower shall indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days from the date the Lender or the Administrative Agent makes written demand therefor.

     (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then, subject to subsection 2.16(g):

          (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

          (ii) the Borrower shall make such deductions, and

         (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (e) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

     (f) Each Lender which is a foreign person (I.E., a person other than a United States person for United States Federal income tax purposes) agrees that:

          (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.12 after the Closing Date, the date upon which the Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent two accurate and complete signed originals (one of which shall be retained by the Administrative Agent) of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("FORM 1001"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

         (ii) if at any time the Lender makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Borrower through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals (one of which shall be retained by the Administrative Agent) of Form 4224; or two accurate and complete signed originals (one of which shall be retained by the Administrative Agent) of Form 1001, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

        (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender and deliver to the Borrower through the Administrative Agent two accurate and complete original signed copies (one of which shall be retained by the Administrative Agent) of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Lender; and

         (iv) it shall, promptly upon the Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

     (g) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 2.16(d) to any Lender for the account of any Applicable Lending Office of such Lender:

          (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under subsection 2.16(f) in respect of such Applicable Lending Office;

         (ii) if such Lender shall have delivered to the Borrower a Form 4224 in respect of such Applicable Lending Office pursuant to subsection 2.16(f), and such

     Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Applicable Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

          (iii) if the Lender shall have delivered to the Borrower a Form 1001 in respect of such Applicable Lending Office pursuant to subsection 2.16(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Applicable Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

     (h) If, at any time, the Borrower requests any Lender to deliver any forms or other documentation pursuant to subsection 2.16(f)(iv), then the Borrower shall, on demand of such Lender through the Administrative Agent, reimburse such Lender for any costs and expenses (including attorney costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

     (i) If the Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection 2.16(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     Section 2.17 ILLEGALITY.

     (a) If any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make Eurodollar Loans, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, the obligation of that Lender to make Eurodollar Loans shall be suspended until the Lender shall have notified the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

     (b) If a Lender shall determine that it is unlawful to maintain any Eurodollar Loan, all Eurodollar Loans of that Lender then outstanding shall be converted into Base Rate Loans either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Loans, and the Borrower shall prepay accrued interest thereon to the date of conversion, together with any amounts required to be paid in connection therewith pursuant to Section 2.19.

     (c) If the obligation of any Lender to make or maintain Eurodollar Loans has been terminated, the Borrower may elect, by giving notice to the Lender through the Administrative Agent that all Loans which would otherwise be made by the Lender as Eurodollar Loans shall be instead Base Rate Loans.

     (d) Before giving any notice to the Administrative Agent pursuant to this Section 2.17, the affected Lender shall designate a different Applicable Lending Office with respect to its Eurodollar Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

     Section 2.18 INCREASED COSTS AND REDUCTION OF RETURN.

     (a) If, on or after the date of this Agreement, any Lender shall in good faith determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Loans, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If, on or after the date of this Agreement, any Lender shall have in good faith determined that (i) the introduction of any capital adequacy regulation, (ii) any change in any capital adequacy regulation, or (iii) any change in the interpretation or administration of any capital adequacy regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's anticipated return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender (with a copy to the Administrative Agent), the Borrower shall upon demand pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

     Section 2.19 FUNDING LOSSES. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

     (a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any Eurodollar Loan (including payments made after any acceleration thereof);

     (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

     (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 2.6 hereof;

     (d) the prepayment (including pursuant to Section 2.7 hereof) of a Eurodollar Loan on a day which is not the last day of the Interest Period with respect thereto; or

     (e) the conversion pursuant to Section 2.4 or 2.17 hereof of any Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

     Section 2.20 INABILITY TO DETERMINE RATES. If the Administrative Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Eurodollar reference rate for any requested Interest Period with respect to a proposed Eurodollar Loan or that the Eurodollar reference rate applicable pursuant to subsection 2.9(a)(ii) for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Loans.

     Section 2.21 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation pursuant to this Article II shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     Section 2.22 SURVIVAL. The agreements and obligations of the Borrower in Sections 2.16 through 2.22 hereof shall survive the payment of all other Obligations.

     Section 2.23 LETTERS OF CREDIT.

     (a) AMOUNT AND EXPIRATION.

         (i) Subject to the terms and conditions of this Agreement, the Borrower may request that NatWest Plc in its individual capacity (in the case of Standby L/Cs) or BankBoston, N.A. in its individual capacity (in the case of Standby L/Cs and Documentary L/Cs) issue one or more L/Cs (in such capacity, each of NatWest Plc and BankBoston, N.A. is herein referred to as the "ISSUING BANK" and collectively as the "ISSUING BANKS") for the account of the Borrower, PROVIDED, HOWEVER, that no L/C shall be issued if, after giving effect to the issuance of such L/C (i) the aggregate amount of all Net L/C Obligations and the aggregate amount of all Revolving Loans then outstanding would exceed the Aggregate Revolving Commitment at such time, or
(ii) the aggregate amount of all L/C Obligations then outstanding would exceed the Maximum L/C Amount. Subject to the foregoing, the Borrower may request the issuance of L/Cs under this Section 2.23, repay any drawings thereunder and request the issuance of additional L/Cs under this Section
2.23. For all purposes of this Agreement, reference to the "issue" or "issuance" of any L/C or any L/C being "issued" shall include the amendment, supplement or modification of any L/C, including, without limitation, any increase in the amount thereof, or any extension or renewal thereof.

        (ii) No L/C shall have an expiration date later than the earlier of
(A) three hundred sixty-five (365) days after the date of issuance thereof, or (B) the date which is thirty (30) days prior to the Revolving Termination Date. No L/C may by its terms be automatically renewable, unless consented to in writing by the Administrative Agent and the Issuing Bank in the exercise of their sole discretion, subject to the foregoing restriction regarding expiration dates, and no L/C may be denominated or drawable other than in Dollars.

     (b)  NOTICE AND ISSUANCE.

         (i) The Borrower shall give notice to the Issuing Bank and to the Administrative Agent of a request for issuance of any L/C not less than three
(3) Business Days prior to the proposed issuance date (which prescribed time period may be waived at the option of the Issuing Bank and the Administrative Agent in the exercise of their sole discretion). Each such notice (an "L/C ISSUANCE REQUEST") shall specify: (A) the requested date of such issuance (which shall be a Business Day); (B) the maximum amount of such L/C; (C) the expiration date of such L/C; (D) the purpose of such L/C; (E) the name and address of the beneficiary of such L/C; and (F) the required documents under any such L/C and, if requested by the Issuing Bank, the form of such L/C (which shall be acceptable to both of the Issuing Bank and the Administrative Agent in their respective sole discretion). The making of each L/C Issuance Request shall be deemed to be a representation and warranty by the Borrower that such L/C may be issued in accordance with and will not violate the terms
of subsection 2.23(a) hereof.   Each L/C Issuance Request shall be
accompanied by the Issuing Bank's customary Standby or Documentary L/C application and other standard documents as may be required by the Issuing Bank (the "APPLICATION DOCUMENTS") each duly completed and executed and delivered by the Borrower.

        (ii) Upon acceptance of the form of the proposed L/C by the Issuing Bank and the Administrative Agent and upon fulfillment of the conditions set forth above in this subsection 2.23(b) and applicable conditions in Article 4 hereof, the Issuing Bank shall issue such Standby L/C or Documentary L/C. Each Documentary L/C shall be issued upon such other terms and conditions as may be approved by both the Issuing Bank and the Administrative Agent (in their sole discretion) which are not inconsistent with this Agreement.

       (iii) Notwithstanding the foregoing, the Issuing Bank shall be under no obligation to issue any L/C if at the time of such issuance:

                 (A) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such L/C or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such L/C in particular or shall impose upon the Issuing Bank with respect to such L/C any requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the date hereof and which the Issuing Bank in good faith deems material to it; or

                 (B) the Issuing Bank shall have received notice from any Lender prior to the issuance of such L/C that one or more of the applicable conditions specified in this Section 2.23 or 4.2 are not then satisfied, or that the issuance of such L/C would violate subsection 2.23(a) above.

       (iv) The Issuing Bank shall promptly give written notice to each of the other Lenders of the information specified in subsections 2.23(b)(i)(A) through (E) above.

     (c)  REIMBURSEMENT OBLIGATIONS.

         (i) The Borrower shall be obligated to reimburse the Administrative Agent, for the account of the Issuing Bank, in immediately available funds at its Payment Office, on the day of each payment under an L/C by the Issuing Bank for drafts drawn and all amounts paid or disbursed under each such L/C (all such amounts so drawn, paid or disbursed until reimbursed are hereinafter referred to as "UNREIMBURSED DRAWINGS"); PROVIDED that if any such Unreimbursed Drawings are not so reimbursed on the date of any drafts drawn, the Borrower's reimbursement obligation in respect of such Unreimbursed Drawings shall be funded on such date with the borrowing of Loans (each such borrowing a "MANDATORY L/C BORROWING") in the full amount of the Unreimbursed Drawings from all Lenders PRO RATA based on each Lender's Commitment Percentage. The Issuing Bank shall promptly notify the Administrative Agent of the amount of any Unreimbursed Drawings and the Administrative Agent shall promptly notify the Lenders of the amount of each such Mandatory L/C Borrowing not later than 12:00 noon (New York City time) on the date on which such Mandatory L/C Borrowing is to be made. Each such Lender hereby irrevocably agrees to make Revolving Loans pursuant to each Mandatory L/C Borrowing in the amount, and not later than 5:00 p.m. (New York City time) on the date, and in the manner specified in the preceding sentence, for immediate payment to the Issuing Bank, notwithstanding (i) that the amount of the Mandatory L/C Borrowing may not comply with the minimum amount for borrowings otherwise required hereunder,
(ii) whether any conditions specified in Article 4 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory L/C Borrowing and (v) any reduction in the Aggregate Revolving Commitment after any such L/C was issued. In the event that the Administrative Agent delivers the above-described notice to any Lender later than 12:00 noon (New York City time) on the date of the required Mandatory L/C Borrowing, then such Lender shall not be obligated to effect such Mandatory L/C Borrowing until the next succeeding Business Day (but not later than 5:00 p.m. (New York City time)).

        (ii) Notwithstanding the foregoing, in the event that at any time when a draft is drawn under an L/C, there are not sufficient funds in any account of the Borrower with the Issuing Bank (or with the Administrative Agent for the account of the Issuing Bank) or sufficient availability to permit creation of Revolving Loans sufficient to fund payment of the drafts, any funds advanced by the Issuing Bank (or by the Administrative Agent on behalf of the Issuing Bank) and the other Lenders in payment thereof shall be due and payable immediately and shall bear interest until paid in full at the Post-Default Rate, such interest to be payable on demand. In the event of any conflict, discrepancy or any omission of terms provided herein between the terms established by the Issuing Bank in its Application Documents or otherwise and this Loan Agreement, the terms provided herein shall prevail. The obligations of the Lenders in respect of any funds so advanced or to be advanced by the Issuing Bank (or by the Administrative Agent on behalf of the Issuing Bank) under this subsection (c) shall be as more particularly described in subsections 2.23(e)(ii) and (iii) hereof.

     (d)  GENERAL UNCONDITIONAL OBLIGATIONS.

     The obligations of the Borrower under this Agreement and the Application Documents and any other agreement, instrument or document relating to reimbursement or payment of L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Application Documents, under all circumstances whatsoever, including, without limitation, the following circumstances, whether relating to any one or more L/Cs:

         (i) any agreement between the Borrower and any beneficiary or any agreement or instrument relating thereto (the "BENEFICIARY DOCUMENTS") proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect;

         (ii) any amendment or waiver of or any consent to departure from all or any of the Beneficiary Documents;

        (iii) the existence of any claim, set off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any L/C (or any persons or entities for whom any beneficiary or any such transferee may be acting), the

Issuing Bank, any other Lender, the Administrative Agent or any other person or entity, whether in connection with the Agreement, the Beneficiary Documents or any unrelated transaction;

        (iv) any demand presented under any L/C (or any endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever;

         (v) payment by the Issuing Bank under any L/C against presentation of a demand which does not comply with the terms of such L/C, including, without limitation, the circumstances referred to in clause (iv) above or the failure of any document to bear reference or to bear adequate reference to such L/C;

       (vi) the use to which any L/C may be put or any acts or omission of any beneficiary in connection therewith; or

      (vii) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

     (e)  PARTICIPATIONS BY LENDERS.

         (i) On the date of issuance of each L/C the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender without recourse or warranty, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, an undivided interest and participation, to the extent of such Lender's PRO RATA share of the Aggregate Revolving Commitment in effect on the date of such issuance, in such L/C, each substitute letter of credit, each drawing made thereunder, the related Application Documents and all L/C Obligations relating to such L/C and all Loan Documents securing, guaranteeing, supporting, or otherwise benefitting the payment of such L/C Obligation. The Issuing Bank shall furnish to any Lender, upon request, copies of any L/C and any Application Documents as may be requested by such Lender.

        (ii) In the event that any reimbursement obligation under subsection 2.23(c) hereof is not paid to the Issuing Bank with respect to any L/C in full immediately or by a Mandatory L/C Borrowing from all the Lenders PRO RATA pursuant to paragraph 2.23(c)(i), the Issuing Bank shall promptly notify the Administrative Agent to that effect, and the Administrative Agent shall promptly notify the Lenders of the amount of such reimbursement obligation and each such Lender shall immediately pay to the Administrative Agent, for immediate payment to the Issuing Bank, in lawful money of the United States and in immediately available funds, an amount equal to such Lender's ratable portion of the amount of such unpaid reimbursement obligation.

      (iii) The obligation of each Lender to make Loans in respect of each Mandatory L/C Borrowing and to make payments under the preceding clause (ii) shall be absolute and unconditional and irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall not be subject to any conditions set forth in Article 4 hereof or otherwise affected by any circumstance including, without limitation, (A) the occurrence or continuance of a Default or Event of Default; (B) any adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (C) any breach of this Agreement or any Application Documents or other Loan Documents by the Borrower, any other Loan Party or any Lender; (D) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have at any time against the Issuing Bank, any other Lender, any Loan Party, or any beneficiary named in any L/C in connection herewith or otherwise; (E) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (F) any lack of validity or enforcement of this Agreement or any of the Loan Documents; (G) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (H) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Borrower agrees that any Lender purchasing a participation in any L/C from the Issuing Bank hereunder may, to the fullest extent permitted by law, exercise all of its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

         (iv) Promptly after the Issuing Bank (or the Administrative Agent acting on behalf of the Issuing Bank) receives a payment on account of a reimbursement obligation with respect to any L/C as to which any other Lender has funded its participation pursuant to subsection 2.23(e)(ii) above, the Issuing Bank (or the Administrative Agent acting on behalf of the Issuing
Bank) shall promptly pay to the Administrative Agent, and the Administrative Agent shall promptly pay to each Lender which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Lender's ratable share thereof.

         (v) If any payment received on account of any reimbursement obligation with respect to an L/C and distributed to a Lender as a participant under subsection 2.23(e)(iv) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to the Borrower or otherwise, each Lender which received such distribution shall, upon demand by the Administrative Agent, repay to the Issuing Bank such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

     (f)  NON-LIABILITY.

           The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any L/C with respect to its use of such L/C. Neither the Administrative Agent, the Issuing Bank nor any other Lender, nor any of their respective officers or directors, shall be liable or responsible for: (A) the use that may be made of any L/C or any acts or omissions of any beneficiary or transferee in connection therewith; (B) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (C) payment by the Issuing Bank against presentation of documents that do not comply with the terms of an L/C, including failure of any documents to bear any reference or adequate reference to an L/C, EXCEPT that the Borrower shall have a claim against the Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused solely by (1) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any L/C comply with the terms of the L/C or (2) the Issuing Bank's willful failure to make lawful payment under an L/C after the presentation to it of a draft and documents and/or certificates strictly complying with the terms and conditions of the L/C; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such L/C or of the proceeds thereof; and (G) for any consequence arising from causes beyond the control of such Issuing Bank, including, without limitation, any government acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall be deemed a part of this Section 2.23 as if incorporated herein in all respects and shall apply to the L/Cs.

     (g)  INDEMNIFICATION.

          In addition to amounts payable as elsewhere provided in this Agreement, without duplication, the Borrower agrees to indemnify and save harmless the Administrative Agent and each Lender including the Issuing Bank, from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Administrative Agent or Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any L/C or any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank or the Administrative Agent from paying any amount under any applicable L/C or the failure of the Issuing Bank to honor a drawing under an L/C as a result of any act or omission, whether rightful or wrongful of any present or future DE JURE or DE FACTO government or Governmental Authority, except that no such Person shall be entitled to indemnification for matters caused solely by such Person's gross negligence or willful misconduct. Without modifying the foregoing, and anything contained herein to the contrary notwithstanding, the Borrower shall cause each L/C issued for its account to be canceled and returned to the Issuing Bank on or before the Revolving Termination Date.

     ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

     Section 3.1 ORGANIZATION. (a) Each of the Borrower and each Subsidiary and each other Loan Party is duly organized and validly existing under the laws of its jurisdiction of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Schedule 3.1 hereto accurately and completely lists, as to each of the Borrower and each Subsidiary and each other Loan Party:
(i) the jurisdiction of incorporation or organization of each such entity, and the type of legal entity that each of them is, (ii) as to each of them that is a corporation, the classes and number of authorized and outstanding shares of capital stock of each such corporation, (iii) as to each of them that is a legal entity other than a corporation (but not a natural person), the type and amount of equity interests authorized and outstanding of each such entity, and the owners of such equity interests, and (iv) the business in which each of such entities is engaged. All of the foregoing shares or other equity interests that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. The Borrower owns, beneficially and of record, all of the outstanding shares of each class of stock of the Subsidiaries as shown on Schedule 3.1. Except as set forth on
Schedule 3.1, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of the Borrower (other than warrants and options now or hereafter granted to employees and/or directors of the Borrower in the ordinary course of its business) or any Subsidiary or any other Loan Party nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of the Borrower or any Subsidiary or any other Loan Party. Except as set forth on Schedule 3.1, neither the Borrower nor any Subsidiary nor any other Loan Party has any Subsidiary.

     (b) Each of the Borrower and each Subsidiary and each other Loan Party is in good standing in its jurisdiction of organization and in each jurisdiction in which it is qualified to do business, except where the failure to be in good standing could not have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any Subsidiary or any other Loan Party; and none of such Persons is aware of any jurisdiction in which it is qualified to do business but not in good standing. There are no jurisdictions in which the character of the properties owned or leased by the Borrower or any Subsidiary or any other Loan Party or in which the transaction of business of the Borrower or any Subsidiary or any other Loan Party requires the Borrower or any Subsidiary or any other Loan Party to qualify to do business, other than those jurisdictions in which such Person is qualified to do business.

      Section 3.2 POWER, AUTHORITY, CONSENTS. The Borrower and each other Loan Party has the power to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower and each other Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of any corporate Loan Party or any partner in any partnership Loan Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any Governmental Authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or any other Loan Party, or the validity, enforcement or priority, of the Loan Documents.

     Section 3.3 NO VIOLATION OF LAW OR AGREEMENTS. The execution and delivery by the Borrower and each other Loan Party of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or Governmental Authority, domestic or foreign, or any certificate of incorporation or by-laws of the Borrower or any other corporate Loan Party or partnership agreement or other organizational document or instrument of any Loan Party that is not a corporation, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower or any other Loan Party is a party, or by which any of them is bound or any of their respective properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any other Loan Party (other than the Liens contemplated by the Collateral Documents). Any borrowing under this Agreement will not result in any violation of any debt incurrence test or other applicable covenant under the Senior Note Documents.

     Section 3.4 DUE EXECUTION, VALIDITY, ENFORCEABILITY. This Agreement and each other Loan Document to which any Loan Party is a party has been duly executed and delivered by the Loan Party that is a party thereto and each constitutes the valid and legally binding obligation of the Borrower or such other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

     Section 3.5 PROPERTIES, LIENS. The real estate listed on Schedule 3.5 (together with the addresses thereof) constitutes all of the real property owned, leased, subleased or used by any Loan Party. Each Loan Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased real estate, all as described on Schedule 3.5. Schedule 3.5 further describes any real estate with respect to which any Loan Party is a lessor, sublessor or assignor. Each Loan Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. None of the properties and assets of any Loan Party are subject to any Liens other than Permitted Liens and other security interests permitted under the Loan Documents. Schedule 3.5 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any real estate owned or leased by the Borrower or any Loan Party.

     Section 3.6 LITIGATION. There are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or Governmental Authority with respect to or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any Subsidiary or any other Loan Party, involving, in the case of any court proceeding, a claim in excess of $2,500,000, nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any Subsidiary or any other Loan Party is a plaintiff or complainant.

      Section 3.7 NO DEFAULTS, COMPLIANCE WITH LAWS. Neither the Borrower nor any Subsidiary nor any other Loan Party is in default under any agreement, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any Subsidiary or any other Loan Party or on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party. The Borrower and each Subsidiary has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C.
Section 12101-12213) and the regulations issued thereunder, and all applicable Environmental Laws and Regulations, non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any Subsidiary or on the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party.

      Section 3.8 BURDENSOME DOCUMENTS. Neither the Borrower nor any of the other Loan Parties is a party to or bound by, nor are any of the properties or assets owned by the Borrower or any other Loan Party used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that materially and adversely affects their respective businesses, assets or conditions, financial or otherwise.

      Section 3.9 FINANCIAL STATEMENTS; PROJECTIONS.

           (a) Each of the Financial Statements is correct and complete and presents fairly the consolidated financial position of the Borrower and its Subsidiaries, and each other entity to which it relates, as at its date, and has been prepared in accordance with generally accepted accounting principles. Neither the Borrower nor any of the Subsidiaries, nor any other entity to which any of the Financial Statements relates, has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements. There has occurred no Material Adverse Effect since the date of the latest balance sheet included in the Financial Statements (the "LATEST BALANCE SHEET"). The Borrower's fiscal year is the twelve-month period ending on December 31 in each year.

     (b) The Projections have been prepared on the basis of information and accompanying assumptions that the Borrower believes to be reasonable and reflect as of the date thereof the Borrower's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions, it being understood that such assumptions may be incorrect and unanticipated events and circumstances may affect the Projections; accordingly, the Borrower's actual financial performance and operating results may vary and such variations may be material.

     Section 3.10 TAX RETURNS. Each of the Borrower and its Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of the Borrower or any Subsidiary due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against any of the Borrower or any Subsidiary for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

     Section 3.11 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person, and each of such patents, trademarks, service marks, trade names, copyrights and rights with respect thereto, together with any pending applications therefor, are listed on Schedule 3.11 hereto.

     Section 3.12 REGULATION U. No part of the proceeds received by the Borrower or any Subsidiary from the Loans will be used directly or indirectly for: (a) any purpose other than to finance systems upgrades and other capital expenditures and to provide for the ongoing working capital requirements of the Borrower and its Subsidiaries, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

     Section 3.13 NAME CHANGES, MERGERS, ACQUISITIONS. Neither the Borrower nor any of the Subsidiaries nor any other Loan Party has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

     Section 3.14 FULL DISCLOSURE. None of the Financial Statements, the Borrower's Annual Report on Form 10-K dated March 25, 1998 relating to the fiscal year ended December 31, 1997 filed by the Borrower with the SEC and previously delivered to the Lenders (the "1998

10-K Report"), Borrower's Quarterly Report on Form 10-Q dated November 11, 1998 relating to the period ending September 30, 1998 filed by the Borrower with the SEC and previously delivered to the Lenders (the "Third Quarter 10-Q Report"), the Projections, nor any certificate, opinion, or any other statement made or furnished in writing to the Administrative Agent or any Lender by or on behalf of the Borrower or any of the Subsidiaries or any other Loan Party in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower that has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower or any of its Subsidiaries or any other Loan Party, which fact has not been set forth herein, in the Financial Statements, the 1998 10-K Report, the Third Quarter 10-Q Report, the Projections, or any certificate, opinion or other written statement so made or furnished to the Administrative Agent or the Lenders.

     Section 3.15 LICENSES AND APPROVALS. The Borrower and each of its Subsidiaries has all requisite power and authority and necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted (collectively, the "LICENSES"). No event has occurred that: (i) results in, or after notice or lapse of time or both would result in, revocation or termination of any License, or (ii) materially and adversely affects or in the future may (so far as the Borrower can now reasonably foresee) materially adversely affect any of the rights of the Borrower or any of its Subsidiaries under any License. The Borrower has no reason to believe (other than in connection with there being no legal assurance thereof) that any License will not be renewed in the ordinary course.

     Section 3.16 LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENTS; EMPLOYEE GRIEVANCES. (a) There are no collective bargaining agreements or other labor contracts covering the Borrower or any Subsidiary; (b) no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any Subsidiary; (d) there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any Subsidiary or their representative employees; (e) there has not been, during the five (5) year period prior to the date hereof, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any Subsidiary or any of their representative employees, and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business that are not, in the aggregate, material.

     Section 3.17 CONDITION OF ASSETS. The Collateral and all of the assets and properties of the Borrower and its Subsidiaries that are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

     Section 3.18 ERISA. (a) No Employee Benefit Plan is maintained or has ever been maintained by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to, a Multiemployer Plan.

     (b) There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be "parachute payments" under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code for which any Loan Party will have a material withholding liability.

     Section 3.19 MATERIAL AGREEMENTS. All of the agreements, contracts and leases of the Borrower and its Subsidiaries with lodging industry and other customers relating to the provision of the Borrower's video and video-related services (guest-pay, free-to-guest and other) are freely assignable by the Borrower or its Subsidiaries, except as listed on Schedule 3.19 hereto. Borrower has previously provided true and correct copies of a representative sample of such contracts to the Administrative Agent, including copies of any such contracts which are not freely assignable by the Borrower or its Subsidiaries. Also set forth on Schedule 3.19 hereto is an accurate and complete list of the following agreements, documents or instruments to which the Borrower or any of its Subsidiaries is subject: (a) all material master agreements with studios and other program providers, (b) any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $50,000 per annum; and (c) all material licenses and permits held by the Borrower or its Subsidiaries.

      Section 3.20 COLLATERAL DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Banks, a legal, valid and enforceable security interest in the Pledged Collateral (as defined in the Pledge Agreement) and, when the Pledged Collateral is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Pledged Collateral, in each case prior and superior in right to any other Person.

     (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Banks, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified therein, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens and other security interests permitted by the Loan Documents.

     (c) When the Patent and Trademark Security Agreement is filed in the United States Patent and Trademark Office, said Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral (as defined in said Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office may be necessary to perfect a lien on registered patents, trademarks and applications therefor acquired by the Loan Parties after the date hereof).

        Section 3.21 SOLVENCY. The Borrower (individually, and on a consolidated basis) and each of its Subsidiaries is Solvent on the date hereof and will be Solvent after giving effect to the transactions contemplated by the Loan Documents.

        Section 3.22 YEAR 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     ARTICLE 4.   CONDITIONS TO THE LOANS.

        Section 4.1 CONDITIONS TO INITIAL LOANS. The obligation of each Lender to make the initial Loan to be made by it hereunder shall be subject to the fulfillment (to the satisfaction of the Administrative Agent and the Lenders) of the following conditions precedent on or prior to the Closing
Date:

     (a) LOAN DOCUMENTS. This Agreement shall have been executed by the Borrower, the Administrative Agent, the Issuing Banks and each of the Lenders; the Term Notes and the Revolving Notes shall have been executed by the Borrower; the Guaranties shall have been executed by ResNet Inc., LodgeNet Canada and ResNet LLC; and each other Loan Document shall have been executed by the parties thereto.

     (b) COLLATERAL. The Borrower and its Subsidiaries shall have executed and delivered the Collateral Documents, in appropriate form for recording where necessary, together with:

              (i) acknowledgment copies of all UCC-1 financing statements (or any assignments thereof) filed, registered or recorded to perfect the security interests of the Administrative Agent for the benefit of the Lenders, or other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

              (ii) written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested of the Borrower and its Subsidiaries, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens and any other security interests permitted under the Loan Documents);

           (iii) all certificates and instruments representing the Pledged Collateral and undated stock transfer powers executed in blank;

            (iv) evidence that all other actions necessary or, in the opinion of the Administrative Agent and its counsel, desirable to perfect and protect the first priority security interest created by the Collateral Documents (subject to Permitted Liens and any other security interests permitted under the Loan Documents), and to enhance the Administrative Agent's ability to preserve and protect its interest in and access to the Collateral, have been taken;

           (v) standard lenders payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower and its Subsidiaries in accordance with Section 6.8 hereof; and

          (vi) funds sufficient to pay any filing or recording tax or fees in connection with any and all UCC-1 financing statements and any other filings or actions taken in regard to the Collateral.

     (c) CORPORATE ORGANIZATION, AUTHORIZATION, GOOD STANDING. The Administrative Agent shall have received copies of the following:

        (i) Any consents, approvals and waivers referred to in Section 3.2 hereof;

       (ii) The certificate of incorporation of the Borrower and of ResNet Inc., each certified by the Secretary of State of Delaware; the certificate of incorporation of LodgeNet Canada, certified by its corporate secretary;

      (iii) The by-laws of the Borrower, ResNet Inc. and LodgeNet Canada certified by their respective corporate secretaries;

       (iv) All corporate action taken by the Borrower, ResNet Inc. and LodgeNet Canada to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by their respective corporate secretaries;

       (v) Good standing certificates, as of dates not more than ten (10) days prior to the Closing Date, with respect to the Borrower, from the States of Delaware, South Dakota, California, Texas, Florida, New York, Illinois, Hawaii, Ohio, Washington, Georgia, Nevada, Arizona, Louisiana, Colorado, Virginia, Michigan, Pennsylvania, North Carolina, Minnesota, Wisconsin, South Carolina and New Jersey; and

       (vi) Incumbency certificates (with specimen signatures) with respect to officers of the Borrower, ResNet Inc. and LodgeNet Canada.

     (d) OFFICER'S CERTIFICATE. (i) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement and the Senior Note Documents (including Section 4.03 of the Senior 1996 Note Indenture);

       (ii) There shall exist no Default or Event of Default hereunder;

      (iii) The representations and warranties contained in Article 3 hereof shall be true and correct on the Closing Date;

       (iv) Since September 30, 1998, there has not occurred any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

        (v) The Borrower (individually, and on a consolidated basis) and each of its Subsidiaries shall be Solvent on the Closing Date and will continue to be Solvent after giving effect to the transactions contemplated hereby;

and the Administrative Agent shall have received a certificate of the Borrower's chief financial officer dated the Closing Date certifying, INTER ALIA, that the conditions set forth in this subsection 4.1(d) are satisfied on such date.

     (e) LEGAL OPINIONS. Daniel P. Johnson, Esq., Director of Corporate and Legal Affairs of the Borrower, and Pillsbury Madison & Sutro LLP, counsel to the Borrower and ResNet Inc., shall have delivered their opinions to the Administrative Agent substantially in the composite form of Exhibit F hereto.

     (f) FINANCIALS AND SENIOR NOTE DOCUMENTS. The Administrative Agent shall have received true and complete copies of the following, each certified as such in a certificate executed by the president, chief financial officer or chief operating officer of the Borrower:

        (i) Notice delivered by the Borrower to the Trustee pursuant to the definition of "New Credit Facility" under the Senior 1996 Note Indenture;

        (ii) The Financial Statements and the Projections; and

       (iii) The Senior Note Documents, each as amended and in effect on the date hereof.

     (g) EXCHANGE OF NOTES. The loans represented by the notes outstanding under the Existing Loan Agreement shall be repaid, and such notes shall be surrendered and replaced by the Term Notes and the Revolving Notes hereunder.

     (h) PAYMENT OF FEES.The Borrower shall have paid on the Closing Date the arranger and agency fees payable pursuant to Section 2.10 hereof and the fees of counsel to the Administrative Agent and other expenses payable pursuant to
Section 10.1 hereof.

     (i) OTHER DOCUMENTS. The Administrative Agent shall have received such other certificates, opinions, approvals, documents or other evidence of compliance with the conditions set forth in this Section 4.1 as the Administrative Agent and its counsel may request.

     Section 4.2 CONDITIONS TO SUBSEQUENT LOANS AND L/CS. The obligation of each Lender to make any Revolving Loan subsequent to the Closing Date and the obligation of the Issuing Bank to issue any L/C shall be subject to the fulfillment (to the satisfaction of the Administrative Agent) of the following conditions precedent:

     (a) In respect of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.3 hereof.

     (b) In respect of each requested L/C, the Issuing Bank and the Administrative Agent shall have received an L/C Issuance Request in accordance with subsection 2.23(b)(i) hereof, together with all other documents required to be delivered in connection with an L/C Issuance Request and all Application Documents, and the Issuing Bank shall have been paid any and all fees then due in accordance with the terms of Sections 2.10 and 2.23 hereof.

     (c) The Administrative Agent shall have received a Compliance Certificate dated the date of such Revolving Loan or L/C (as the case may be) and effective as of such date, and the matters certified therein, including, without limitation, the absence of any Default or Event of Default, shall be true as of such date.

     (d) Neither the Administrative Agent nor any Lender nor the Issuing Bank shall have received from the Borrower any notice that any Collateral Document will no longer secure on a first priority basis (subject to Permitted Liens and other security interests permitted under the Loan Documents) future advances or future Loans to be made or extended under this Agreement.

     (e) All legal matters incident to such Revolving Loan or L/C (as the case may be) shall be satisfactory to counsel for the Administrative Agent.

      ARTICLE 5. DELIVERY OF FINANCIAL REPORTS AND OTHER INFORMATION.

      While any Commitments are outstanding, and, in the event any Loan or any L/C Obligation remains outstanding, so long as the Borrower is indebted to the Lenders or the Administrative Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to each Lender:

      Section 5.1 ANNUAL FINANCIAL STATEMENTS. Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of cash flow, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and, as to the consolidated statements, certified without qualification by Arthur Andersen & Co. or another firm of independent certified public accountants satisfactory to the Administrative Agent, or certified, as to the consolidating statements, by the chief financial officer of the Borrower, as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with generally accepted accounting principles.

      Section 5.2 QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event within forty-five (45) days after the end of the Borrower's first three fiscal quarterly periods (and for purposes of calculating the financial ratios in Section 6.9 hereof, for the immediately preceding two or four consecutive full fiscal quarters (including fiscal quarters ending prior to the date of this Agreement) necessary to such calculations), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of such quarter and consolidated and consolidating statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the president, chief financial officer or chief operating officer of the Borrower as accurately presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to non-material, year-end audit adjustments in accordance with generally accepted accounting principles).

      Section 5.3 PROJECTIONS. Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, a forecasted consolidated balance sheet and related forecasted consolidated statement of operations and statement of cash flows of the Borrower for the period from the first day of the Borrower's then current fiscal year through December 31, 2005, all prepared on a basis consistent with the Financial Statements, together with appropriate supporting details and a statement of underlying assumptions.

      Section 5.4 COMPLIANCE INFORMATION. Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes, the Collateral Documents and the other Loan Documents, as any Lender may reasonably request from time to time.

      Section 5.5 NO DEFAULT CERTIFICATE. At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and
5.2 hereof, a certificate of the president, chief financial officer or chief operating officer of the Borrower to the effect that no Event of Default hereunder and that no default under any other agreement to which the Borrower or any of its Subsidiaries is a party or by which it is bound, or by which, to the best knowledge of the Borrower or any Subsidiary, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.9, 7.13 and 7.14 hereof.

      Section 5.6 ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of all reports submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual or interim audit or review of the books of the Borrower or its Subsidiaries made by such accountants, including, without limitation, any report addressing whether a Default or an Event of Default had occurred hereunder.

      Section 5.7 COPIES OF DOCUMENTS. Promptly upon their becoming available, copies of any: (i) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case delivered by the Borrower or any of its Subsidiaries to any holder of Indebtedness of the Borrower other than the Lenders; (ii) correspondence or notices received by the Borrower from any federal, state or local governmental authority that regulates the operations of the Borrower or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to the Borrower or any Subsidiary; (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC); (iv) letters of comment or correspondence sent to the Borrower or any of its Subsidiaries by any such securities exchange or the SEC in relation to the Borrower or any of its Subsidiaries and its affairs, except to the extent sent in the ordinary course of business with respect to routine filings; and (v) any appraisals received by the Borrower or any of its Subsidiaries with respect to material properties or assets of the Borrower or its Subsidiaries.

     Section 5.8 NOTICES OF DEFAULTS. Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a material adverse change in the condition, financial or otherwise, or the operations of the Borrower or any of its Subsidiaries.

     Section 5.9 ERISA NOTICES AND REQUESTS. Notice of each of the following within ten (10) days after such event or occurrence:

     (a) any Loan Party or ERISA Affiliate knowing or having reason to know that a Termination Event has occurred or that a Defined Contribution Plan has been terminated or partially terminated, together with a written statement by the appropriate chief financial officer setting forth the details of such event;

     (b) the filing of a request for a funding waiver by any Loan Party or ERISA Affiliate with respect to any Pension Plan, and a copy of such request and all communications received by any Loan Party or ERISA Affiliate with respect to such request;

     (c) receipt by any Loan Party or ERISA Affiliate of a notice of the PBGC's intent to terminate a Pension Plan, and a copy of such notice;

     (d) the failure of any Loan Party or ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the applicable due date thereof, together with a written notice of such failure;

     (e) any Loan Party or ERISA Affiliate knowing or having reason to know that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, and a written statement by the appropriate chief financial officer setting forth the details of such transaction and the action taken with respect thereto;

     (f) any increase in the benefits of any existing Employee Benefit Plan or the establishment of any new Employee Benefit Plan or the commencement of contributions to any Employee Benefit Plan to which any Loan Party or ERISA Affiliate had not theretofore been contributing, together with a written notice of such occurrence;

     (g) receipt by any Loan Party or ERISA Affiliate of any favorable or unfavorable determination letter from the IRS regarding the qualification of a Pension Plan under Section 401(a) of the Code, together with a copy of such letter;

     (h) the filing of an annual report (Form 5500 series), including Schedule B thereto, filed by any Loan Party or ERISA Affiliate with respect to an Employee Benefit Plan, together with a copy of such report;

     (i) receipt by any Loan Party or ERISA Affiliate of an actuarial report for any Pension Plan, together with a copy of such report;

     (j) receipt by any Loan Party or ERISA Affiliate of all correspondence with the PBGC, the Secretary of Labor of the United States of America or any representative of the IRS with respect to any Employee Benefit Plans, relating to an actual or threatened change or development which would be materially adverse to the Borrower or any ERISA Affiliate; and

     (k) receipt by any Loan Party or ERISA Affiliate of any correspondence from a Multiemployer Plan with respect to withdrawal liability.

     Section 5.10 ADDITIONAL INFORMATION; GUEST-PAY ROOMS. Such other information regarding the business, affairs and condition of the Borrower and its Subsidiaries as the Administrative Agent or the Required Lenders may from time to time reasonably request, including, without limitation, as soon as available, but in any event not later than forty-five (45) days after the end of the first three fiscal quarters of the Borrower and not later than ninety (90) days after the end of the last fiscal quarter of the Borrower, a report, certified by the president, chief financial officer or chief operating officer of the Borrower as having been prepared personally by him or under his personal supervision and to be substantially true and complete, of the number of Guest-Pay Rooms served by the Borrower and its Subsidiaries (on a state-by-state basis) as of the last day of such fiscal quarter, together with such other information with respect to billings, operating costs, Operating Cash Flow or other matters as the Administrative Agent or the Required Lenders may reasonably request from time to time.

     ARTICLE 6.  AFFIRMATIVE COVENANTS.

        While any Commitments are outstanding, and, in the event any Loan or any L/C Obligation remains outstanding, so long as the Borrower is indebted to the Lenders or the Administrative Agent, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall and shall cause each Subsidiary to:

        Section 6.1 BOOKS AND RECORDS. Keep proper books of record and account in a manner reasonably satisfactory to the Administrative Agent in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

        Section 6.2 INSPECTIONS AND AUDITS. Permit the Lenders to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any books, records and papers of the Borrower and each of its Subsidiaries and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower and its Subsidiaries (including the Collateral), on reasonable notice, at all such reasonable times and as often as any Lender may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents (including the Collateral Documents) or to evaluate the Lenders' investment in the then outstanding Notes. The Administrative Agent and each Lender agrees to hold in confidence all information, whether furnished to it pursuant to any such inspection or audit or otherwise under the Loan Documents, that is indicated as confidential by the Borrower in writing at the time furnished and not otherwise generally available to the public; PROVIDED, THAT, the Administrative Agent and the Lenders shall be permitted to disclose such confidential information (a) among each other and their respective directors, officers, employees, agents and Affiliates, (b) to their attorneys and accountants, (c) in connection with the enforcement of the rights of the Administrative Agent or the Lenders under the Loan Documents, (d) in connection with assignments or participations and the solicitation thereof pursuant to Section 10.12 hereof, provided that each such actual or prospective assignee or purchaser agrees to be bound by the provisions of this sentence, and (e) as may otherwise be requested by any regulatory authority having jurisdiction over the Administrative Agent, the Lenders or such participant or assignee, or by any applicable law, rule, regulation or judicial process.

        Section 6.3 MAINTENANCE AND REPAIRS. Maintain in good repair, working order and condition, subject to normal wear and tear, all properties and assets from time to time owned by it and used in or necessary for the operation of its business (including the Collateral), and make all reasonable repairs, replacements, additions and improvements thereto, unless any failure to accomplish any of the foregoing would not and could not be reasonably expected to, either singly or in the aggregate, have a material adverse effect on the Collateral or the business, operations or financial condition of the Borrower or any Subsidiary.

        Section 6.4 CONTINUANCE OF BUSINESS. Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business, comply in all material respects with all applicable laws, regulations and orders and, except as otherwise permitted pursuant to and in accordance with Sections 7.4 and 7.7, continue to engage in the same line of business.

        Section 6.5 COPIES OF CORPORATE DOCUMENTS. Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Administrative Agent copies of any amendments or modifications to its and any Subsidiary's certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

        Section 6.6 PERFORM OBLIGATIONS. Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrower, or, as the case may be, by the appropriate Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

        Section 6.7 NOTICE OF LITIGATION. Promptly notify the Administrative Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $2,500,000, affecting the Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

        Section 6.8 INSURANCE. (a) (i) In addition to insurance requirements set forth in the Collateral Documents, maintain with responsible insurance companies acceptable to the Administrative Agent such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses (provided, that the Borrower and each Subsidiary may in lieu of maintaining such insurance maintain a system or systems of self-insurance in accordance with good business practice and as customary for corporations of established reputation engaged in the same or similar business and owning and operating similar properties as the Borrower or such Subsidiary), including workers' compensation insurance, general liability and property and casualty insurance. All such insurance (except for workers' compensation insurance) shall name the Administrative Agent as loss payee and as additional insured (in the case of general liability), for the benefit of itself, the Lenders and the Issuing Banks, as their interests may appear. Upon request of the Administrative Agent or any Lender, the Borrower shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per policy year), a certificate of an officer of the Borrower (and, if requested by the Administrative Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.8 or any Collateral Document (and which, in the case of a certificate of a broker, was placed through such broker).

          (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations, if any, to the PBGC.

      Section 6.9 FINANCIAL COVENANTS. Have or maintain, on a consolidated basis, at all times:

          (a) Total Leverage during any fiscal quarter ending in any period set forth below at not more than the applicable ratio set forth opposite such period:


     During each Fiscal Quarter
       Ending in Each of the
         Following Periods                        Maximum Total Leverage
     --------------------------                   ----------------------
     from the Closing Date through
     March 31, 1999                                    5.85 to 1

     from April 1, 1999 through
     June 30, 1999                                     5.75 to 1

     from July 1, 1999 through
     December 31, 1999                                 5.25 to 1

     from January 1, 2000 through
     March 31, 2000                                    5.85 to 1

     from April 1, 2000 through
     June 30, 2000                                     5.25 to 1

     from July 1, 2000 through
     December 31, 2000                                 4.75 to 1

     from January 1, 2001


                                        61


     through March 31, 2001                            5.25 to 1

     from April 1, 2001 through
     June 30, 2001                                     4.75 to 1

     from July 1, 2001 through
     December 31, 2001                                 4.25 to 1

     from January 1, 2002 through
     March 31, 2002                                    4.75 to 1

     from April 1, 2002 through
     Facility Termination Date                         4.25 to 1



          (b) Interest Coverage for each fiscal period set forth below (determined as of the last day of such fiscal period) at not less than the applicable ratio set forth opposite such fiscal period:

          FISCAL PERIOD                           MINIMUM INTEREST COVERAGE
          -------------                           -------------------------
     from the Closing Date through
     December 31, 1999                                 1.75 to 1

     from January 1, 2000 through
     June 30, 2000                                     1.88 to 1

     from July 1, 2000 through
     June 30, 2001                                     2.00 to 1

     from July 1, 2001 through
     June 30, 2002                                     2.25 to 1

     from July 1, 2002 through
     June 30, 2003                                     2.50 to 1

     from July 1, 2003 through
     December 31, 2003                                 2.75 to 1

     from January 1, 2004 through
     Facility Termination Date                         3.00 to 1

          (c) That number of Guest-Pay Rooms as of the end of each fiscal quarter of the Borrower (i) which is not less than ninety percent (90%) of the number of Guest Pay Rooms as of the end of the immediately preceding fiscal quarter of the Borrower and (ii) which is not less than ninety percent (90%) of the number of Guest Pay Rooms as of the end of the corresponding fiscal quarter of the Borrower ending in the immediately preceding fiscal year.

        Section 6.10 NOTICE OF CERTAIN EVENTS. (a) Promptly notify the Administrative Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Loan Party or the ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

          (b) Promptly notify the Administrative Agent in writing if any Loan Party or ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that such Loan Party or ERISA Affiliate intends to take with respect thereto.

          (c) Promptly notify the Administrative Agent in writing if the Borrower or any other Loan Party receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against the Borrower or such other Loan Party alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that the Borrower or such other Loan Party is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Administrative Agent with a copy of such notice together with a statement of the action the Borrower or such other Loan Party intends to take with respect thereto.

        Section 6.11 COMPLY WITH ERISA. Materially comply with all applicable provisions of ERISA and the Code now or hereafter in effect.

        Section 6.12 ENVIRONMENTAL COMPLIANCE. Operate all property owned, operated or leased by it in material compliance with all Environmental Laws and Regulations, such that no Environmental Liability arises under any Environmental Laws and Regulations, which would result in a Lien on any property of the Borrower or any other Loan Party; PROVIDED, HOWEVER, that in the event that any such claim is made or any such Environmental Liability arises, the Borrower or such other Loan Party shall (subject to the Borrower's or such Loan Party's right to contest such claim in good faith and at its own expense by appropriate legal proceedings, PROVIDED, HOWEVER, that during such contest, the Borrower or such other Loan Party shall, at the option of the Administrative Agent, set aside reserves in an amount satisfactory to the Administrative Agent, assuring the discharge of the Borrower's or such Loan Party's obligations thereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest), at its own cost and expense, in a timely manner, immediately satisfy such claim or Environmental Liability.

        Section 6.13 FURTHER ASSURANCES.

          (a) DISCLOSURE. The Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading, in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

     (b) PROTECTION OF EXISTING INTERESTS. Promptly upon request by the Administrative Agent or the Required Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments which the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

     (c) SECURITY INTEREST IN ADDITIONAL COLLATERAL. Promptly, and in any event within 30 days after the acquisition or construction by the Borrower or any other Guarantor of property of the type that would have constituted Collateral on the date hereof (and also including real property that is not being held for sale by the Borrower or its Subsidiaries), in each case in which the Administrative Agent does not have a perfected security interest under the Collateral Documents (other than (x) property of the type covered by a Pledge Agreement which is provided for in subsection 6.13(d) hereof, (y) property subject to Liens permitted under subsection 7.2(b) hereof under agreements which prohibit the creation of additional Liens on such property, or (z) any other property with a fair market value of less than $500,000 individually; PROVIDED that all such other property collectively shall have a fair market value of less than $2,500,000), or within 30 days after request by the Administrative Agent with respect to any other property of the Borrower or its Restricted Subsidiaries deemed material by the Administrative Agent or the Required Lenders (the "ADDITIONAL COLLATERAL"), the Borrower will, and will cause each of the Guarantors to, take all necessary action, including (i) the amendment or supplementing of the Security Agreement to subject such Additional Collateral to the terms thereof, (ii) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, and (iii) with respect to real property, the execution of a mortgage and the providing of environmental reports, title insurance policies, surveys and appraisals, in order to grant to the Administrative Agent a perfected Lien (subject only to Permitted Liens and other security interests permitted under the Loan Documents) in such Collateral pursuant to, and to the full extent required by, the Collateral Documents and this Agreement.

     (d) ADDITIONAL PLEDGE. The Borrower shall, and shall cause each Guarantor to, pursuant to and in accordance with the appropriate Pledge Agreement, pledge and deliver to the Administrative Agent for the benefit of itself, the Lenders and the Issuing Banks, all shares of stock, intercompany promissory notes and other property that would have constituted Collateral under such Pledge Agreement on the date hereof that are acquired by the Borrower or any Guarantor after the date hereof.

     (e) ADDITIONAL GUARANTORS. The Borrower will cause each Subsidiary of the Borrower established or created after the Closing Date which the Borrower determines in its sole discretion to designate as a Guarantor and Restricted Subsidiary hereunder to execute a Subsidiary Guaranty and thereby become a Guarantor and Restricted Subsidiary for all purposes hereunder.

     (f) GRANT OF SECURITY BY NEW GUARANTORS. The Borrower will cause each Guarantor established or created after the Closing Date to grant to the Administrative Agent a first priority Lien (subject to Permitted Liens and other security interests permitted under the Loan Documents) on all property (tangible and intangible) of such Guarantor by executing and delivering an appropriate Security Agreement and Pledge Agreement, or on other terms satisfactory in form and substance to the Administrative Agent. The Borrower shall cause each such Guarantor, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any documents or instruments reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. The Borrower will cause each of the Guarantors to take all actions requested by the Administrative Agent (including, without limitation, the filing of UCC-1s) in connection with the granting of such security interests.

        ARTICLE 7.   NEGATIVE COVENANTS.

        So long as any Lender shall have any Commitment hereunder, or any Loan or any other Obligation shall remain outstanding, unpaid or unsatisfied to the Lenders, the Issuing Banks or the Administrative Agent, the Borrower shall not, and shall not permit any Restricted Subsidiary or any of its other Subsidiaries, to do, agree to do, or permit to be done, any of the following:

        Section 7.1 INDEBTEDNESS. As to the Borrower or any Restricted Subsidiary, create, incur, permit to exist or have outstanding any Indebtedness, except:

     (a) Indebtedness of the Borrower and the Guarantors to the Lenders, the Issuing Banks and the Administrative Agent under this Agreement and the Notes;

     (b) Indebtedness of the Borrower outstanding under the Senior 1995 Notes and the Senior 1996 Notes;

     (c) Permitted Debt and the TCI Convertible Debt;

     (d) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 120 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

     (e) Indebtedness secured by the security interests referred to in subsection 7.2(b) hereof and Capitalized Lease Obligations, in an aggregate amount for such Indebtedness and Capitalized Lease Obligations not exceeding $15,000,000, and in each case incurred only if, after giving effect thereto, the limitation on Capital Expenditures set forth in Section 7.13 hereof would not be breached;

     (f) Permitted Intercompany Debt outstanding on the date of this Agreement, so long as (i) no Default or Event of Default has occurred and is continuing either before or after giving effect thereto, (ii) no Material Adverse Effect would result therefrom, and (iii) during the time such Debt is outstanding, neither ResNet Inc. nor ResNet LLC shall make any distributions on or in respect of its capital stock or membership interests to any Person other than the Borrower or ResNet Inc.; PROVIDED, HOWEVER, that ResNet LLC may make such distributions as are permitted by subsection 7.5(c) hereof;

     (g) Indebtedness, not exceeding an amount equal to 5% of the consolidated assets of the Borrower and its Restricted Subsidiaries taken as a whole, of Restricted Subsidiaries which are acquired by the Borrower after the date hereof; PROVIDED, HOWEVER, that such Indebtedness was not created in anticipation of or in connection with such acquisition;

     (h) Indebtedness not to exceed $1,000,000 in the aggregate incurred by the Borrower in connection with its purchase and construction of improvements on real property constituting the Borrower's headquarters offices; PROVIDED, that such Indebtedness shall not exceed the lesser of the cost or fair market value of such real property and shall not be renewed, extended or, except in accordance with Section 7.8 hereof, prepaid from the proceeds of any borrowing by the Borrower or any Subsidiary; and

     (i) Refinancings of Indebtedness permitted pursuant hereto in accordance with Section 7.8 hereof.

        Section 7.2 LIENS. Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

     (a) Permitted Liens;

     (b) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by the Borrower or any Subsidiary (hereinafter referred to individually as a "PURCHASE MONEY SECURITY INTEREST") with the proceeds of the Indebtedness referred to in subsection 7.1(e) hereof; PROVIDED, HOWEVER, that:

        (i) The transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

       (ii) Any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or a Subsidiary;

      (iii) The Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or, except in accordance with Section 7.8 hereof, prepaid from the proceeds of any borrowing by the Borrower or any Subsidiary; and

       (iv) Any such Lien shall be created within one hundred twenty (120) days after the date on which the property or asset to which such Lien relates is acquired;

     (c) The interests of the lessor under any Capitalized Lease permitted hereunder;

     (d) Liens securing Indebtedness of newly-acquired Restricted Subsidiaries; PROVIDED, THAT such Liens (i) existed at the time such Restricted Subsidiary was acquired, extend only to the property and assets of such Restricted Subsidiary and were not created in anticipation of or in connection with such acquisition, (ii) do not exceed 5% of the consolidated assets of the Borrower and its Restricted Subsidiaries taken as a whole, and
(iii) secure Indebtedness which does not exceed the limitation set forth in subsection 7.1(g) hereof; and

     (e) A mortgage securing the Indebtedness referred to in subsection 7.1(h) hereof; PROVIDED that such mortgage shall attach only to the real property to which such Indebtedness relates and shall not extend to or cover any other assets or properties of the Borrower or a Subsidiary.

     Section 7.3 GUARANTIES. As to the Borrower or any Restricted Subsidiary, assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except:

     (a) as permitted under Sections 7.1 and 7.9 hereof; and

     (b) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

For the purposes hereof, the term "guarantee" or "guaranties" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

        Section 7.4 MERGERS, ACQUISITIONS. As to the Borrower or any Restricted Subsidiary, merge or consolidate with any Person (whether or not the Borrower or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person; except, so long as no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect thereto and no Material Adverse Effect would result therefrom, that (a) any Wholly-Owned Subsidiary of the Borrower may merge with and into the Borrower so long as the Borrower is the surviving entity, (b) any Wholly-Owned Subsidiary of the Borrower may merge with and into any other Wholly-Owned Subsidiary of the Borrower, and (c) any acquisition constituting an Investment made in accordance with the conditions set forth in subsection 7.9(e) hereof shall be permitted hereunder.

        Section 7.5 REDEMPTIONS; DISTRIBUTIONS.

     (a) As to the Borrower or any Restricted Subsidiary, make or become obligated to make, directly or indirectly, any purchase, redemption, retirement, repayment, prepayment, defeasance, or acquisition, whether by way of put, call, sinking fund or otherwise, with respect to any shares of any class of capital stock (or warrants or options with respect thereto) of the Borrower or, except as permitted in accordance with subsections 7.9(d) or 7.9(e) hereof, any Subsidiary, now or hereafter outstanding or set apart any sum for any such purpose; PROVIDED, HOWEVER, that the Borrower may purchase or acquire shares of capital stock of the Borrower or a Restricted Subsidiary (or options, warrants or other rights to acquire such capital stock) (i) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of capital stock of the Borrower or such Restricted Subsidiary or
(ii) at any time when Total Leverage (as shown in the most recent certificate delivered pursuant to Section 5.5) is 4.50 to 1.0 or less (before and after giving effect thereto) and no Default or Event of Default has occurred and continuing (before and after giving effect thereto), in an aggregate cumulative amount of $5,000,000 during the term of this Agreement (cumulated with any dividends or distributions made pursuant to subsection 7.5(b)); or

     (b) As to the Borrower, declare or pay any dividends or make any distribution of any kind on the Borrower's outstanding stock, or set aside any sum for any such purpose, PROVIDED, HOWEVER, that the Borrower may (i) declare or pay any dividend payable solely in shares of its capital stock,
(ii) so long as no Default or Event of Default has occurred and is continuing, pay dividends on shares of preferred stock issued after the date of this Agreement (on terms, convenants and conditions satisfactory to the Administrative Agent and the Required

Lenders) and solely for cash proceeds if such dividends do not exceed an annual amount equal to ten percent (10%) of such cash proceeds (the "PREFERRED STOCK DIVIDENDS") and (iii) at any time when Total Leverage (as shown in the most recent certificate delivered pursuant to Section 5.5) is
4.50 to 1.0 or less (before and after giving effect thereto) and no Default or Event of Default has occurred and continuing (before and after giving effect thereto), pay such dividends or make such distributions in an aggregate cumulative amount of $5,000,000 during the term of this Agreement (cumulated with any purchases, redemptions or acquisitions made pursuant to subsection 7.5(a)); or

     (c) As to any Restricted Subsidiary, declare or pay any dividends or make any distribution of any kind on the outstanding capital stock (or membership interests, in the case of a limited liability company) of any Restricted Subsidiary, or set aside any sum for any such purpose, except for payments or distributions made to the Borrower; PROVIDED, HOWEVER, that ResNet LLC shall be permitted to (i) pay PRO RATA dividends or distributions on its outstanding membership interests, including the interests of its minority member, for the purpose of enabling its members to meet their federal, state and local estimated tax obligations or (ii) make a PRO RATA distribution of the Newco Common Stock to its minority member.

        Section 7.6 STOCK ISSUANCES. As to any Restricted Subsidiary of the Borrower, not issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of such Restricted Subsidiary's capital stock, except (a) as permitted under Section 7.5 hereof,
(b) for the purpose of qualifying directors of such Restricted Subsidiary, and (c) for issuances, at the greater of cost or fair value (as determined in good faith by the Borrower's board of directors), of securities or other ownership interests in any Restricted Subsidiary of the Borrower constituting an Investment made after the date of this Agreement in accordance with subsection 7.9(e) hereof; PROVIDED, HOWEVER, that all issuances of securities or other ownership interests permitted under clause (c) above shall not exceed a Substantial Portion in regard to Restricted Subsidiaries other than ResNet Inc.

        Section 7.7 CHANGES IN BUSINESS; ASSET DISPOSITIONS. Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Disposition or sell or transfer (other than in an original issuance) any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable; except (a) (i) the Borrower may dissolve any Subsidiary which is not a Restricted Subsidiary, provided, that, immediately thereafter, all of the proceeds thereof are received by the Borrower in proportion to its ownership of such Subsidiary and (ii) the Borrower and its Subsidiaries may make Asset Dispositions which, in the aggregate in any fiscal year, do not constitute a Substantial Portion, PROVIDED, THAT (1) the asset which is the subject of such Asset Disposition shall not consist of any security or other ownership interest in a Restricted Subsidiary, (2) no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect thereto, (3) no Material Adverse Effect would result therefrom, (4) the consideration received therefor is at least equal to the fair market value of such Assets, (5) the consideration received therefor is at least 75% in cash and the balance in a promissory note on commercially reasonable terms and not subordinate to any other Indebtedness of the purchaser thereof and (6) the aggregate net proceeds thereof are applied as required by subsection 2.7(a) hereof; and (b) as permitted pursuant to and in accordance with subsection 7.9(e) hereof.

        Section 7.8 PREPAYMENTS AND REPAYMENTS OF INDEBTEDNESS. As to the Borrower or any Restricted Subsidiary, make any voluntary or optional prepayment, repurchase, redemption or defeasance of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Notes; PROVIDED, HOWEVER, that the Borrower or any Restricted Subsidiary may refinance Indebtedness for money borrowed incurred pursuant to and in accordance with Section 7.1 hereof, so long as: (1) except to the extent otherwise permitted pursuant to subsection 7.1(g) hereof, the principal amount of the proposed Indebtedness shall not exceed the principal amount of the Indebtedness being refinanced,
(2) such refinancing would not result in the payment of a prepayment penalty or other similar fees in respect thereof which in the aggregate would exceed $10,000,000, but in any case payment of such penalty or fees shall be permitted only to the extent such penalty or fees are payable out of the proceeds of the proposed Indebtedness, (3) the terms and conditions of the proposed Indebtedness are no less favorable to the Borrower, its Restricted Subsidiaries or, in the Administrative Agent's determination, the Lenders, than the Indebtedness being refinanced, and (4) no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect to such refinancing and no Material Adverse Effect would result from such refinancing.

        Section 7.9 INVESTMENTS. Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of its Subsidiaries, except:

          (a)  Investments in:

             (i) obligations issued or guaranteed by the United States of America;

            (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any commercial bank organized under the laws of the United States or any State thereof or any other country which is a member of the Organization for Economic Cooperation and Development (provided that such bank is acting through a branch or agency located in the United States) and having capital and surplus in an aggregate amount of not less than $100,000,000 (an "ELIGIBLE BANK");

           (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

            (iv) repurchase agreements entered into with any Eligible Bank relating to United States of America government obligations; and

             (v) shares of "money market funds", each having net assets of not less than $100,000,000;

in each case maturing or being due or payable in full not more than 180 days after the Borrower's acquisition thereof;

          (b) Investments in the form of (i) loans or advances to directors, officers or employees of the Borrower or any Subsidiary, or guarantees or assumptions of the payment obligations of such Persons with respect to such loans or advances, made for the purpose of financing the exercise of stock options or similar instruments issued by the Borrower to such Persons (and the payment of taxes related thereto in an aggregate amount not exceeding $3,000,000), which loans or advances are secured by, and repayable out of the proceeds of any sale of, the stock issued upon exercise of such options; PROVIDED that the terms of any such loan, advance, guarantee or assumption have been approved by the Compensation Committee of the Borrower, and (ii) other loans to employees of the Borrower or any Subsidiary not exceeding $60,000 to any one employee, or $250,000 in the aggregate to all employees, in principal amount at any time outstanding.

          (c) Investments by the Borrower in any Restricted Subsidiary and by any Restricted Subsidiary in the Borrower or another Restricted Subsidiary as in effect on the date hereof;

          (d) So long as no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect to any such Investment, Investments by the Borrower or any Restricted Subsidiary consisting of Permitted Intercompany Debt; and

          (e) (A) Investments in ResNet Inc. consisting of the Newco Investments; PROVIDED, HOWEVER, that up to an additional $5,000,000 of Investments (which shall include the cash portion of any buy-out of PrimeStar Inc.'s interest in ResNet LLC or the Newco Common Stock) may be made in Newco to the extent that any such amount is included within, and subject to the overall limitation, on aggregate Investments permitted under Section 7.9(e)(C); (B) Investments in Restricted Subsidiaries other than ResNet Inc.; (C) Investments, other than those set forth above, by the Borrower or its Subsidiaries in other Persons which do not exceed in the aggregate at any time outstanding an amount equal to 10% of the consolidated assets of the Borrower and its Restricted Subsidiaries taken as a whole; and (D) non-cash, acquisition Investments by the Borrower (x) of any entity which has had positive Operating Cash Flow during the immediately preceding twelve-month period, (y) in which shares of the Borrower's common stock constitute the sole consideration used in the acquisition transaction, and (z) the cumulative aggregate amount of shares of the Borrower's common stock used for such Investments during the term of this Agreement does not exceed 20% of the number of Borrower's shares of common stock outstanding on the date hereof;

PROVIDED, THAT in the case of (B), (C) and (D) above:

        (i) the entire amount of all Indebtedness assumed, directly or indirectly, by the Borrower or any Subsidiary in connection with each such Investment shall be permitted under Section 7.1 hereof;

       (ii) except to the extent permitted under Section 7.1 hereof, all liabilities associated with any such Investment shall be non-recourse to the Borrower and its Subsidiaries (other than the Subsidiary in which any such Investment is being made), and the Borrower and its Subsidiaries shall have no further obligation to provide funds or otherwise finance such Investment;

      (iii) each such Investment shall be in Persons incorporated, organized or otherwise formed under the laws of any state of the United States of America or any province of Canada;

        (iv) no such Investment shall be of a nature which would subject the Administrative Agent or any Lender to regulatory or third party approval in connection with the exercise of their rights and remedies under this Agreement, the Subsidiaries Guaranty, the Collateral Documents or any other Loan Document; and

       (v) no Default or Event of Default shall have occurred and be continuing either immediately before or after giving effect to such Investment and no Material Adverse Effect would result therefrom.

        Section 7.10 FISCAL YEAR.  Change its fiscal year.

        Section 7.11 ERISA OBLIGATIONS. (a) Permit the occurrence of any Termination Event, or the occurrence of a termination or partial termination of a Defined Contribution Plan which would result in a liability to any Loan Party or ERISA Affiliate in excess of $100,000; or

          (b) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000; or

          (c) Permit any accumulated deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

          (d) Fail to make any contribution or payment to any Multiemployer Plan which any Loan Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $100,000; or

          (e) Engage, or permit any Loan Party or ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $100,000 is imposed; or

          (f) Engage or permit any Loan Party or ERISA Affiliate to engage, in any breach of fiduciary duty under Part 4 of Title I of ERISA for which twenty percent (20%) of the applicable recovery amount imposed under Section 502(l) of ERISA could exceed $100,000; or

          (g) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or ERISA Affiliate or increase the obligation of any Loan Party or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Loan Party or ERISA Affiliate; or

          (h) Permit any Loan Party or ERISA Affiliate to be or become obligated to the PBGC in excess of $100,000 other than in respect of annual premium payments; or

          (i) Fail, or permit any Loan Party or ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof, which action or omission by such Loan Party or ERISA Affiliate is not curable or resolvable under the Voluntary Compliance Resolutions Program or the Closing Agreement Program with the IRS (which action is at all times being diligently pursued by such Loan Party or ERISA Affiliate in good faith by appropriate proceedings) and would result in a liability to any Loan Party or ERISA Affiliate in excess of $100,000.

        Section 7.12 AMENDMENTS OF DOCUMENTS. As to the Borrower or any Restricted Subsidiary, modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, its certificate of incorporation (except, with respect to the Borrower or a Restricted Subsidiary and to the extent permitted hereunder, in connection with the issuance of capital stock of the Borrower or a Restricted Subsidiary pursuant to a public offering or private placement of such securities; PROVIDED, THAT reasonably prior to the effectiveness of any such amendment, the Borrower shall deliver a copy of such amendment to the Administrative Agent) or by-laws; or modify, amend or supplement, or agree to modify, amend or supplement, any Senior Note Document if the effect of such amendment, modification or supplement is to increase the principal amount of the Senior 1995 Notes or the Senior 1996 Notes, increase the interest rate on the Senior 1995 Notes or the Senior 1996 Notes, change (to earlier dates) the dates upon which payments of principal or interest are due on the Senior 1995 Notes or the Senior 1996 Notes, shorten the amortization schedule on the Senior 1995 Notes or the Senior 1996 Notes, alter any default, event of default or condition thereto with respect to the Senior Note Documents or the remedies applicable thereto in a manner which would be adverse to the Borrower, its Subsidiaries or, in the Administrative Agent's determination, to the Lenders, grant any security interest in favor of the holders of the Senior 1995 Notes or the Senior 1996 Notes, change the redemption provisions of the Senior Note Documents in a manner which, in the Administrative Agent's determination, would be adverse to the Lenders, or, together with all other amendments, modifications or supplements made to the Senior Note Documents, would increase materially the obligations of the Borrower under the Senior Note Documents or confer additional rights on the holders of the Senior 1995 Notes or the Senior 1996 Notes which would be adverse to the Borrower, its Subsidiaries or, in the Administrative Agent's determination, the Lenders.

        Section 7.13 CAPITAL EXPENDITURES. Make or be or become obligated to make Capital Expenditures in the aggregate for the Borrower and its Restricted Subsidiaries during each fiscal year of the Borrower in excess of the sum of (i) the respective base amounts set forth below opposite each fiscal year (each, a "BASE MAXIMUM CAPITAL EXPENDITURES AMOUNT"), PLUS (ii) the amount of net cash proceeds received by the Borrower during such fiscal year from the issuance by the Borrower after January 1, 1999 of capital stock and/or Permitted Debt:

          Fiscal Year
            Ending                                Base Maximum Capital
          December 31,                            Expenditures Amount
          ------------                            -------------------
          1999                                         $57,500,000
          2000                                         $55,500,000
          2001                                         $54,000,000
          2002                                         $50,000,000
          2003                                         $45,000,000
          2004                                         $40,000,000
          2005                                         $40,000,000


PROVIDED, HOWEVER, that the amount permitted to be expended in a fiscal year which is not expended in such fiscal year shall be permitted to be expended in the immediately succeeding fiscal year only.

        Section 7.14 RENTAL OBLIGATIONS. Enter into, or permit to remain in effect, any Lease (other than Capitalized Leases that are governed by subsection 7.1(e) hereof) if, after giving effect thereto, the aggregate amount of all Rentals due from the Borrower and its Restricted Subsidiaries thereunder would exceed $750,000 during any fiscal year.

        Section 7.15 MANAGEMENT FEES. Pay, or be or become obligated to pay, any Management Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Borrower.

        Section 7.16 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED, HOWEVER, that: (i) Investments expressly permitted by
Section 7.9 hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower or any Subsidiary and receive reasonable compensation for his services in such capacity, and (iii) the Borrower or any Subsidiary may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or a Subsidiary as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate (and for this purpose, the payment of a Management Fee by ResNet Inc. to the Borrower shall be deemed to be a permitted transaction hereunder).

        Section 7.17 HAZARDOUS MATERIAL. (a) Cause or permit: (i) any Hazardous Material to be placed, held, located or disposed of, on, under or at any real property of Borrower or any Subsidiary or any part thereof, except for such Hazardous Materials that are necessary for the Borrower's or any Subsidiary's or any tenant's operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (ii) such real property or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Material.

          (b) The Borrower and each Subsidiary acknowledges and agrees that the Administrative Agent and the Lenders shall have no liability or responsibility for either:

             (i) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of such real property; or

            (ii) abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials located at such real property or used by or in connection with the Borrower's or any Subsidiary's or any such tenant's business.

    ARTICLE 8.   EVENTS OF DEFAULT.

        Section 8.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

          (a) PAYMENTS. Failure to (a) make any payment or mandatory prepayment of principal when due on any Loan or any Note or (b) make any payment of any interest on any Loan or Note or any Fee or other amount owing under the Loan Documents within five (5) Business Days of when due; or

          (b) CERTAIN COVENANTS. Failure to perform or observe any of the agreements of the Borrower or any Subsidiary contained in Section 6.9 or
Article 7 hereof; or

          (c) OTHER COVENANTS. (i) Failure by the Borrower to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent; or

              (ii) Failure by any Loan Party other than the Borrower to perform or observe any term, condition or covenant of any of the Loan Documents to which it or he is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent; or

          (d) OTHER DEFAULTS. (i) Failure to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected including, without limitation, any Senior Note Document (a "DEBT INSTRUMENT"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

              (ii) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

              (iii) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument;

PROVIDED, HOWEVER, that the provisions of this Section 8.1(d) shall not be applicable to (y) any Debt Instrument other than a guarantee (as defined in Section 7.3 hereof) that, on the date this Section 8.1(d) would otherwise be applicable thereto, relates to or evidences Indebtedness in a principal amount of less than $2,500,000 or (z) Debt Instruments which constitute guaranties (as defined in Section 7.3 hereof) that, on the date this Section 8.1(d) would otherwise be applicable thereto, relate to or evidence, both individually and collectively, Indebtedness in a principal amount of less than $2,500,000; or

          (e) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in writing to the Lenders or the Administrative Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or

          (f) BANKRUPTCY.


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              (i) The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or any Subsidiary shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

              (ii) The Borrower or any Subsidiary shall generally not pay its debts as such debts become due; or

              (iii) The Borrower or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

          (g) JUDGMENTS. Any judgment against the Borrower or any Subsidiary or any attachment, levy or execution against any of its properties for any amount in excess of $2,500,000, individually or in the aggregate, shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

          (h) ERISA.

              (i) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or

              (ii) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or

          (i) CHANGE OF CONTROL. At any time, (i) any Person or "group" has acquired "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934, as amended) either directly or indirectly, of more than forty percent (40%) of the outstanding shares of stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances or
(ii) more than fifty percent (50%) of the Persons constituting the Borrower's


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board of directors at the beginning of any consecutive twenty-four (24) month period shall have been replaced by new directors not nominated for membership on the board of directors by two-thirds of the directors who were directors at the beginning of such period.

          (j) COLLATERAL.

              (i) any Collateral Document shall for any reason cease to be valid and binding on or enforceable in any material respect against the Borrower or any Loan Party thereto, or the Borrower or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

              (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and other security interests permitted under the Loan Documents.

        Section 8.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

          (a) declare the Commitment of each Lender to make Loans, and of any Issuing Bank to issue L/Cs, to be terminated, whereupon such Commitments shall forthwith be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans and all outstanding Unreimbursed Drawings, together with all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document, to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (c) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in paragraph (f) of Section 8.1 above (in the case of clause (i) of paragraph
(f) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

        Section 8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


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        Section 8.4 RIGHT OF ADMINISTRATIVE AGENT TO USE AND OPERATE
COLLATERAL; CONSENT TO APPOINTMENT OF RECEIVER.

          (a) Upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other applicable law, the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Borrower and all persons claiming under the Borrower wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Administrative Agent may, from time to time, at the expense of the Borrower, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Administrative Agent may reasonably deem proper. In any such case the Administrative Agent shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Borrower in respect thereto as the Administrative Agent shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Administrative Agent may see fit, and the Administrative Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. The reasonable costs and expenses of the collection, including without limitation, attorneys' fees, shall be borne by the Borrower. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Administrative Agent may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Administrative Agent may be required or authorized to make under the povision of this Agreement (including legal costs and reasonable attorneys' fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as provided in the Collateral Documents and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus shall be returned to the Borrower or to any person or party lawfully entitled thereto (including, if applicable, any subordinated creditors of the Borrower).

          (b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT DEROGATING FROM ANY RIGHT, REMEDY OR OTHER PROVISION CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AT ANY TIME FROM AND AFTER THIRTY (30) DAYS AFTER THE OCCURRENCE OF A PAYMENT DEFAULT, THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO APPLY FOR AND HAVE A RECEIVER APPOINTED BY A COURT OF COMPETENT JURISDICTION IN ANY ACTION TAKEN BY THE ADMINISTRATIVE AGENT TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER IN ORDER TO MANAGE, PROTECT AND PRESERVE THE COLLATERAL AND CONTINUE THE OPERATION OF THE BUSINESS OF THE BORROWER, OR TO SELL OR DISPOSE OF THE COLLATERAL, AND TO COLLECT ALL REVENUES AND PROFITS THEREOF AND APPLY THE SAME TO THE PAYMENT OF ALL EXPENSES AND OTHER CHARGES OF SUCH RECEIVERSHIP, INCLUDING THE COMPENSATION OF THE RECEIVER, SAID


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EXPENSES TO CONSTITUTE PART OF THE OBLIGATIONS, AND TO THE PAYMENT OF THE
OBLIGATIONS AS AFORESAID. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. THE BORROWER (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THAT UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE LOAN DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO MAKE THE LOANS TO THE BORROWER; AND (III) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE ADMINISTRATIVE AGENT AND THE LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.

      ARTICLE 9.   THE ADMINISTRATIVE AGENT.

        Section 9.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for any failure by the Borrower or any of the other Loan Parties to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.


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

        Section 9.2 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

        Section 9.3 EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Required Lenders.

        Section 9.4 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

        Section 9.5 INDEMNIFICATION. The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or


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the enforcement of any of the terms hereof or of any such other documents,
PROVIDED THAT no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

        Section 9.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, that may come into the possession of the Administrative Agent or any of its Affiliates.

        Section 9.7 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

        Section 9.8 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent from among the Lenders. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, after consultation with the Borrower, appoint a successor Administrative Agent from among the Lenders which shall be a bank with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 9 shall continue in effect for its


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benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

        Section 9.9 SHARING OF PAYMENTS.

          (a) Prior to any acceleration by the Administrative Agent and the Lenders of the Obligations:

              (i) in the event that any Lender shall obtain payment in respect of a Note, or interest thereon, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or any other Loan Party or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the corresponding Note held by it, then the Lender so receiving such greater proportionate payment shall purchase for cash a participation from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loan as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment with each Lender; and

            (ii) in the event that any Lender shall obtain payment in respect of any Interest Rate Contract to which such Lender is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or any other Loan Party or otherwise, such Lender shall be permitted to retain the full amount of such payment and shall not be required to share such payment with any other Lender.

          (b) Upon or following any acceleration by the Administrative Agent and the Lenders of the Obligations, in the event that any Lender shall obtain payment in respect of a Note, or interest thereon, or in respect of an Interest Rate Contract to which such Lender is a party, or receive any collateral or proceeds thereof with respect to any Note or any Interest Rate Contract to which it is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or any other Loan Party or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the aggregate amount of the corresponding Note held by such Lender and any Interest Rate Contract to which such Lender is a party, then the Lender so receiving such greater proportionate payment or such greater proportionate amount of collateral, shall purchase for cash from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loan, or shall provide the other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment or benefits of such collateral or proceeds ratably with each Lender. For the purposes of this subsection 9.9(b), payments on Notes received by each Lender and receipt of collateral by each Lender shall be in the same proportion as the proportion of: (A) the sum of: (x) the Obligations owing to such Lender in respect of the Notes held by such Lender, plus (y) the Obligations owing to such Lender in respect of Interest Rate Contracts to which such Lender is party, if any, to (B) the sum of: (x) the Obligations owing to all of the Lenders in respect of all


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of the Notes, plus (y) the Obligations owing to all of the Lenders in respect of all Interest Rate Contracts to which any Lender is a party;

PROVIDED, HOWEVER, that, with respect to subsections 9.9(a)(i) and (b) above, if all or any portion of such excess payment or benefits is thereafter recovered from the Lender that received the proportionate overpayment, such purchase of Loans or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

        Section 9.10 COLLATERAL MATTERS.

          (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Asset Disposition permitted hereunder pursuant to Section 7.7; (iii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 10.6 hereof. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.10(b).

        Section 9.11 SYNDICATION AGENTS. None of the Lenders identified on the cover page, introduction or signature pages of this Agreement as a Syndication Agent or Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders identified as a Syndication Agent or Arranger in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

     ARTICLE 10.  MISCELLANEOUS PROVISIONS.


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        Section 10.1 FEES AND EXPENSES; INDEMNITY.  The Borrower will promptly pay all costs of the Administrative Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes and of the Borrower's and the other Loan Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents and all lien search, appraisal and environmental review fees and expenses), and the reasonable fees and expenses and disbursements of counsel to the Administrative Agent in connection with the preparation, execution and delivery, syndication, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Lenders and the Administrative Agent, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Lenders or the Administrative Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (other than a claim or action resulting from the gross negligence, willful misconduct, or intentional violation of law by the Administrative Agent and/or the Lenders). In addition, the Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by each Lender in connection with its enforcement of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights heeunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Lender and the Administrative Agent, their Affiliates, and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans (other than as a result of the gross negligence, willful misconduct or intentional violation of law by the Administrative Agent and/or the Lenders), including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Lender or the Administrative Agent or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to any Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise against the Administrative Agent, the Lenders or any of their officers, directors, affiliates, agents or Affiliates, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its affiliates in any document or schedule filed with the SEC or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or

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omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Administrative Agent and the Lenders hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and the termination of this Agreement.

        Section 10.2 TAXES. If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Lenders and the Administrative Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Note, such Lender, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Notes and the termination of this Agreement.

        Section 10.3 PAYMENTS. As set forth in Article 2 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Administrative Agent at its Payment Office, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 2:00 p.m. (New York City time) on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of: (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lender to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Lender payable by such Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of any Note, the Lender holding such Note shall mark the Note "Paid" and return it to the Borrower.

        Section 10.4 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; CONSTRUCTION. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

        Section 10.5 LIEN ON AND SET-OFF OF DEPOSITS. As further security for the due payment and performance of all the Obligations, the Borrower hereby grants to Administrative Agent for the ratable benefit of the Lenders a Lien on any and all deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other collateral of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Lender or the Administrative Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other collateral, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Lender or the Administrative Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any Collateral.

        Section 10.6 AMENDMENTS AND WAIVERS; ENTIRE AGREEMENT. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED THAT no such amendment or waiver shall, unless signed by all the Non-Defaulting Lenders, (i) increase the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Default or Event of Default or of a non-scheduled reduction in the Aggregate Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) reduce the principal of or rate of interest on any Loan or Fees or Unreimbursed Drawing hereunder (other than as a result of waiving the applicability of any Post-Default Rate), (iii) extend the date fixed for any payment of principal of any Loan pursuant to Article 2 hereof or of interest on any Loan or any Fees or Unreimbursed Drawing hereunder or for any termination of any Commitment (it being understood that any waiver of the application of any prepayment of, or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), (iv) release any Guarantor (other than ResNet LLC, which shall be automatically released as a Guarantor upon termination of its existence so long as the Newco Common Stock is thereafter held by ResNet Inc. or the Borrower) or release all or substantially all of the Collateral (except as expressly permitted by this Agreement and the Loan Documents), (v) change the definition of Required

Lenders or the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Aggregate Revolving Commitment which shall be required for the Lenders or any of them to take any action under this
Section 10.6 or any other provision of this Agreement or (vi) amend or modify this Section 10.6. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement, the other Loan Documents and agreements referred to herein embody the entire agreement and understanding among the Lenders, the Administrative Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

        Section 10.7 REMEDIES CUMULATIVE; COUNTERCLAIMS.    Each and every
right granted to the Administrative Agent and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent or any Lender or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Lender or the Administrative Agent and without regard to any other obligation of any nature whatsoever that any Lender or the Administrative Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Lender or the Administrative Agent for payment or performance of the Obligations.

        Section 10.8 ADDITIONAL ACTIONS. At any time and from time to time, upon the request of the Administrative Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

        Section 10.9 NOTICES. All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

               (a)     If to the Borrower:

                       LodgeNet Entertainment Corporation
                       3900 West Innovation Street
                       Sioux Falls, South Dakota  57107
                       Attention: Mr. Jeffrey T. Weisner
                                  Senior Vice President and Chief Financial
                                  Officer

                       Telecopier No.:  (605) 330-1323

                       with a copy to:

                       Daniel P. Johnson, Esq.
                       Director of Corporate and Legal Affairs
                       LodgeNet Entertainment Corporation
                       3900 West Innovation Street
                       Sioux Falls, South Dakota  57107
                       Telecopier No.:  (605) 330-1323

               (b)     If to any Lender:

                       To its address set forth below its
                       name on the signature pages hereof,
                       with a copy to the Administrative Agent; and

               (c)     If to the Administrative Agent:

                       National Westminster Bank Plc, as Administrative Agent 65 East 55th Street
                       New York, New York 10022
                       Attention: Mr. Andrew S. Weinberg
                       Telecopier No.:  (212) 418-4599

                       with a copy (other than in the case
                       of Borrowing Notices and reports
                       and other documents delivered in
                       compliance with Article 5 hereof) to:

                       Winston & Strawn
                       35 West Wacker Drive
                       Chicago, Illinois 60601
                       Attention: James M. Reum, Esq.
                       Telecopier No.: (312) 558-5700

Any notice, request, demand or other communication hereunder shall be deemed to have been given on: (x) the day on which it is telecopied to such party at its telecopier number specified above (provided such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand or such commercial messenger service to such party at its address specified above, or (y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail, or
(z) on the day it is delivered to the telegraph company, addressed as aforesaid, if sent by telegraph. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; PROVIDED, HOWEVER, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

        Section 10.10 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Section 10.11 SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

        Section 10.12 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights and obligations under this Agreement without the prior written consent of all the Lenders.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 10.6 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.16,
2.18 and 2.19 hereof with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (comprising equal or unequal percentages of such Lender's Term Loan, on the one hand, and such Lender's Revolving Loans and Revolving Commitment, on the other hand) of all, of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit E hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Administrative Agent; PROVIDED that if (i) an Assignee is an affiliate of such transferor Lender or was a Lender immediately prior to such assignment or (ii) a Default or Event of Default has occurred and is continuing, no such consent of the Borrower shall be required. No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment of the assigning Lender is so assigned. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with subsection 2.16(f) hereof.

          (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and any other Loan Document to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Sections 2.16,
2.18 or 10.3 hereof than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Sections
2.16 or 2.18 hereof requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

        Section 10.13 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

          (b) THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.3 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS
SECTION 10.13 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

          (c) EACH OF THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PERFECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

        ARTICLE 11.  INCREASES IN COMMITMENTS; CHANGES IN LENDERS

        Section 11.1 RESIGNATION OF LENDERS. The parties hereto hereby acknowledge and confirm that immediately upon the Closing Date the Loans owing to First Union National Bank and First Hawaiian Bank (collectively, the "Resigning Lenders") together with all accrued interest thereon shall be repaid in full and each of the Resigning Lenders shall thereupon cease to be Lenders and shall cease to have any rights or obligations under this Agreement or under any other Loan Documents. Upon each of the Resigning Lender's receipt of an amount equal to its outstanding Loans and accrued interest, such Resigning Lender shall return to the Borrower the promissory note made payable by the Borrower to each such Lender marked "Paid in Full".

        Section 11.2 ADDITION OF NEW LENDERS. The parties hereto hereby acknowledge and confirm that immediately upon the Closing Date (i) each of Fleet Bank, N.A., Morgan Stanley Senior Funding, Inc., State Street Bank and Trust Company and Sun Trust Bank, Central Florida, N.A. (each, a "New Lender" and collectively, the "New Lenders") shall become a party to this Agreement and shall have the rights and obligations of a Lender hereunder, and (ii) Commitments of all or some of the Lenders may or shall change and, accordingly, the Aggregate Commitment and the amount of each Lender's respective Commitments shall be as reflected on Schedule I hereto.

        Section 11.3 NO RELIANCE BY NEW LENDERS. Each of the New Lenders (i) confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Lender under this Agreement, (ii) agrees that it will independently and without reliance upon the Administrative Agent or any Lender other than itself, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under this Agreement, (iii) acknowledges that neither the Administrative Agent nor any Lender makes any representation or warranty nor does the Administrative Agent or any Lender assume any responsibility with respect to (a) any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant thereto or (b) the financial condition of the Borrower or any other Loan Party, or the performance or observance by the Borrower or any other Loan Party of any of their Obligations under this Agreement or any other instrument or document furnished pursuant thereto, (iv) appoints and authorizes the Administrative Agent to take such action as its agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (v) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of this Agreement, are required to be performed by it as a Lender.

        Section 11.4 NEW NOTES. The Borrower shall, simultaneously with the execution and delivery of this Agreement, execute and deliver in favor of (i) each of the New Lenders a Term Note and a Revolving Note in respective principal amounts equal to the Term Commitment and Revolving Commitment of such Lender as shown on Schedule I hereto, and (b) each of the other Lenders a Term Note and new Revolving Note in respective principal amounts equal to the Term Commitment and Revolving Commitment of such Lender as shown on
Schedule I hereto (collectively, all of the above-described promissory notes are defined as the "New Notes"), whereupon such Lenders shall return the existing promissory notes to the Borrower marked "Refinanced by New Notes".

        Section 11.5 ADJUSTMENT OF LOAN AMOUNTS. In order to effect the foregoing, the Lenders shall, on the Closing Date, make appropriate adjustments among themselves in order that the amount of Loans outstanding to the Borrower from any Lender under this Agreement is, in principal amount (as of the Closing Date), in the same proportion to the outstanding aggregate principal amount of all Loans that such Lender's Commitment bears to the Aggregate Commitment, after giving effect to the resignation of the Resigning Lenders from the Lender group, the addition of the New Lenders to the Lender group, and the increase in the Aggregate Commitment. All references in this Agreement, the Loan Documents and all other instruments, documents and agreements executed and delivered pursuant to any of the foregoing, to "Commitment Percentage", "the ratable benefit of the Lenders", "pro rata", or terms of similar effect shall be deemed to refer to the ratable interests of the Lenders, as their respective pro rata interests shall be adjusted to reflect the changes in the Commitments of each of the Lenders as set forth on Schedule I hereto. The Borrower and each of the other Loan Parties agrees and consents to the terms of this Article 11.





                               [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                             LODGENET ENTERTAINMENT
                                             CORPORATION

                                             By
                                                --------------------------------
                                             Title
                                                   -----------------------------

                                             NATIONAL WESTMINSTER BANK PLC,
                                             AS ADMINISTRATIVE AGENT, ISSUING
                                             BANK AND AS A LENDER

                                             By
                                                --------------------------------
                                             Title
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                                National Westminster Bank Plc
                                                65 East 55th Street, 24th Floor
                                                New York, New York  10022
                                                Attention: Ian Tarachand
                                                Telephone:   (212) 401-1419
                                                Telecopier:  (212) 401-1494


                                             Address for Notices:

                                               National Westminster Bank Plc
                                               65 East 55th Street
                                               New York, New York  10022
                                               Attention: Andrew S. Weinberg
                                               Telephone:   (212) 418-4567
                                               Telecopier:  (212) 418-4599

                                             BANKBOSTON, N.A.,
                                             AS SYNDICATION AGENT, ISSUING BANK
                                             AND LENDER

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             BankBoston, N.A.
                                             100 Federal Street
                                             Boston, MA 02110
                                             Attention: Ms. Margie Hery
                                             Telephone: (617) 434-9725
                                             Telecopier: (617) 434-9820

                                             Address for Notices:

                                             BankBoston, N.A.
                                             100 Federal Street
                                             Boston, MA 02110
                                             Attention: Mr. Daniel M. Kortick
                                             Telephone: (617) 434-6757
                                             Telecopier: (617) 434-3401

                                             MORGAN STANLEY SENIOR FUNDING, INC.
                                             AS SYNDICATION AGENT AND LENDER

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             Morgan Stanley Dean Witter
                                             1585 Broadway
                                             New York, NY 10036
                                             Attention: Mr. Richard Biggica
                                             Telephone: (212) 761-4838
                                             Telecopier: (212) 761-0592

                                             Address for Notices:

                                             Morgan Stanley Dean Witter
                                             1585 Broadway
                                             New York, NY 10036
                                             Attention: Mr. Henry F.
                                               D'Alessandro
                                             Telephone: (212) 761-1051
                                             Telecopier: (212) 761-0322

                                             MERCANTILE BANK NATIONAL
                                             ASSOCIATION

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             Mercantile Bank National
                                             Association
                                             7th and Washington, 12th Floor
                                             St. Louis, Missouri 63101
                                             Attention:
                                                        -----------------------
                                             Telephone:
                                                        -----------------------
                                             Telecopier:
                                                         ----------------------

                                             Address for Notices:

                                             Mercantile Bank National
                                             Association
                                             7th and Washington, 12th Floor
                                             St. Louis, MO 63101
                                             Attention: Mr. Alec Blanc
                                             Telephone: (314) 418-3922
                                             Telecopier: (314) 418-8292

                                             U.S. BANK NATIONAL ASSOCIATION

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             U.S. Bank National Association
                                             601 Second Avenue South
                                             Minneapolis, MN 55402
                                             Attention: Ms. Denise Seidl
                                             Telephone: (612) 973-0619
                                             Telecopier: (612) 973-0823

                                             Address for Notices:

                                             U.S. Bank National Association
                                             601 Second Avenue South
                                             Minneapolis, MN 55402
                                             Attention: Mr. Josh Pirozzolo
                                             Telephone: (612) 973-0520
                                             Telecopier: (612) 973-0823

                                             FLEET BANK, N.A.

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             Fleet Bank
                                             1185 Avenue of the Americas
                                             New York, NY 10036
                                             Attention:
                                                        -----------------------
                                             Telephone:
                                                        -----------------------
                                             Telecopier:
                                                         ----------------------

                                             Address for Notices:

                                             Fleet Bank
                                             1185 Avenue of the Americas
                                             New York, NY 10036
                                             Attention: Mr. Russ Lopinto
                                             Telephone: (212) 819-6045
                                             Telecopier: (212) 816-6202

                                             STATE STREET BANK AND TRUST
                                             COMPANY

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             State Street Bank and Trust Company
                                             225 Franklin Street
                                             Boston, Massachusetts 02110
                                             Attention:
                                                        -----------------------
                                             Telephone:
                                                        -----------------------
                                             Telecopier:
                                                         ----------------------

                                             Address for Notices:

                                             State Street Bank and Trust Company
                                             225 Franklin Street
                                             Boston, Massachusetts 02110
                                             Attention: Ms. Diane Rooney
                                             Telephone: (617) 664-4963
                                             Telecopier: (617) 664-3708

                                             SUNTRUST BANK, CENTRAL FLORIDA,
                                             NATIONAL ASSOCIATION

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             Sun Trust Bank
                                             200 South Orange Avenue
                                             Orlando, Florida 32801
                                             Attention: Ms. Sarah Grenzer
                                             Telephone: (407) 237-5280
                                             Telecopier: (407) 237-4253

                                             Address for Notices:

                                             Sun Trust Bank
                                             200 South Orange Avenue
                                             Orlando, Florida 32801
                                             Attention: Mr. David Miller
                                             Telephone: (407) 237-4299
                                             Telecopier: (407) 237-5126

                                             UNION BANK OF CALIFORNIA,  N.A.

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             Lending Office for Base Rate and
                                             Eurodollar Loans:

                                             Union Bank of California, N.A.
                                             455 South Figueroa Street
                                             Los Angeles, California 90071
                                             Attention:
                                                        -----------------------
                                             Telephone:
                                                        -----------------------
                                             Telecopier:
                                                         ----------------------

                                             Address for Notices:

                                             Union Bank of California, N.A.
                                             455 South Figueroa Street
                                             Los Angeles, California 90071
                                             Attention: Mr. James Opdyke
                                             Telephone: (213) 236-7881
                                             Telecopier: (213) 236-5747

                                      SCHEDULE I

                            TERM AND REVOLVING COMMITMENTS

                                                  Term           Revolving
Bank                                            Commitment       Commitment   Percentage
National Westminster Bank Plc                  8,333,333.34     8,333,333.34     11.2%

BankBoston, N.A.                               8,333,333.33     8,333,333.33     11.1%

Morgan Stanley Senior Funding, Inc.            8,333,333.33     8,333,333.33     11.1%

Mercantile Bank National Association          10,000,000.00    10,000,000.00    13.3%

U.S. Bank National Association                10,000,000.00    10,000,000.00    13.3%

Fleet Bank, N.A.                               7,500,000.00     7,500,000.00     10%

State Street Bank and Trust Company            7,500,000.00     7,500,000.00     10%

Sun Trust Bank, Central Florida, N.A.          7,500,000.00     7,500,000.00     10%

Union Bank of California                       7,500,000.00     7,500,000.00     10%
                                             --------------   --------------   -----

     Total                                   $75,000,000.00   $75,000,000.00    100%

                                     SCHEDULE II

                              AMORTIZATION OF TERM LOANS


-----------------------------------------------------------
Term Loan Principal Payment Date                  Amount
-----------------------------------------------------------
March 31, 2001                                   $3,750,000
-----------------------------------------------------------
June 30, 2001                                    $3,750,000
-----------------------------------------------------------
September 30, 2001                               $3,750,000
-----------------------------------------------------------
December 31, 2001                                $3,750,000
-----------------------------------------------------------
March 31, 2002                                   $4,687,500
-----------------------------------------------------------
June 30, 2002                                    $4,687,500
-----------------------------------------------------------
September 30, 2002                               $4,687,500
-----------------------------------------------------------
December 31, 2002                                $4,687,500
-----------------------------------------------------------
March 31, 2003                                   $4,687,500
-----------------------------------------------------------
June 30, 2003                                    $4,687,500
-----------------------------------------------------------
September 30, 2003                               $4,687,500
-----------------------------------------------------------
December 31, 2003                                $4,687,500
-----------------------------------------------------------
March 31, 2004                                   $5,625,000
-----------------------------------------------------------
June 30, 2004                                    $5,625,000
-----------------------------------------------------------
September 30, 2004                               $5,625,000
-----------------------------------------------------------
December 31, 2004                                $5,625,000
-----------------------------------------------------------

                                      EXHIBIT A


                                  FORM OF TERM NOTE


$________________                                            New York, New York
                                                             February ___, 1999

     FOR VALUE RECEIVED, the undersigned LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _________________________________ ("Lender"), at the
address of NATIONAL WESTMINSTER BANK PLC, as administrative agent (the "Administrative Agent") for Lender, at 65 East 55th Street, New York, New York 10022, or at such other place as the Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of _______________________ DOLLARS AND NO CENTS ($____________), payable on the dates and in the amounts set forth in the Credit Agreement defined below.

     This Term Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences the obligation of the Borrower under, that certain Second Amended and Restated Credit Agreement dated as of February 25, 1999 by and among the Borrower, the Administrative Agent, Bank Boston, N.A. and Morgan Stanley Dean Witter, as Syndication Agents, and the other financial institutions from time to time party thereto (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid and for a statement of the Administrative Agent's and Lender's remedies upon the occurrence of an Event of Default.
Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement. The Term Loan made by Lender to the Borrower pursuant to the Credit Agreement evidenced hereby and all payments on account of principal hereof shall be recorded by Lender and prior to any transfer thereof, endorsed on SCHEDULE A attached hereto which is part of this Term Note or otherwise in accordance with its usual practices, PROVIDED, HOWEVER, that the failure to so record or any error in any such record shall not affect the Borrower's obligations under this Term Note.

     The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the rate from time to time applicable to the Term Loan evidenced hereby as determined in accordance with the Credit Agreement.

     This Term Note is secured pursuant to the Credit Agreement and the Loan Documents referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

     The Administrative Agent shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Obligations in the manner set forth in the Credit Agreement.

     The Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

     The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including attorneys' fees and legal expenses, incurred by the holder of this Term Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise in accordance with the provisions of the Credit Agreement.

     THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     Whenever possible each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note. Whenever in this Term Note reference is made to the Administrative Agent, Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and, in the case of Lender, any financial institutions to which it has sold or assigned all or any part of its commitment to make the Term Loan evidenced hereby as permitted under the Credit Agreement. The provisions of this Term Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

           LODGENET            ENTERTAINMENT            CORPORATION


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

                                                                    SCHEDULE A

                                      Term Note

                               dated February ___, 1999




                                  PRINCIPAL PAYMENTS

-----------------------------------------------------------------------------
                    Amount of       Amount of       Unpaid
                    Principal       Principal      Principal    Notation
      Date          Borrowed         Repaid         Balance      Made by
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                      EXHIBIT B

                                FORM OF REVOLVING NOTE


$________________                                           New York, New York
                                                            February ___, 1999

     FOR VALUE RECEIVED, the undersigned LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________________ ("Lender"), at the address of NATIONAL
WESTMINSTER BANK PLC, as administrative agent (the "Administrative Agent") for Lender, at 65 East 55th Street, New York, New York 10022, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of _______________________ DOLLARS AND NO CENTS ($____________) or, if less, the aggregate unpaid amount of Lender's Commitment Percentage (as defined in the Credit Agreement (as hereunder defined)) under the Credit Agreement. The principal amount of this Revolving Note shall be payable in the amounts and at such times as set forth in the Credit Agreement with any then outstanding principal amount of this Revolving Note being payable in full on the Facility Termination Date (as defined in the Credit Agreement).

     This Revolving Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences the obligation of the Borrower under, that certain Second Amended and Restated Credit Agreement dated as of February 25, 1999 by and among the Borrower, the Administrative Agent, BankBoston, N.A. and Morgan Stanley Dean Witter, as Syndication Agents, and the other financial institutions from time to time party thereto (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby are made and are to be repaid and for a statement of the Administrative Agent's and Lender's remedies upon the occurrence of an Event of Default. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement. The Revolving Loans made by Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by Lender, and prior to any transfer thereof, endorsed on SCHEDULE A attached hereto which is part of this Revolving Note or otherwise in accordance with its usual practices; PROVIDED, HOWEVER, that the failure to so record or any error in any such record shall not affect the Borrower's obligations under this Revolving Note.

     The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the rate from time to time applicable to the Revolving Loans as determined in accordance with the Credit Agreement.

     This Revolving Note is secured pursuant to the Credit Agreement and the Loan Documents referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

     The Administrative Agent shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Obligations in the manner set forth in the Credit Agreement.

     The Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

     The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including attorneys' fees and legal expenses, incurred by the holder of this Revolving Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise in accordance with the provisions of the Credit Agreement.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to the Administrative Agent, Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and, in the case of Lender, any financial institutions to which it has sold or assigned all or any part of its commitment to make the Revolving Loans as permitted under the Credit Agreement. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

           LODGENET            ENTERTAINMENT           CORPORATION


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

                                                                     SCHEDULE A

                                    Revolving Note

                               dated February ___, 1999




                                  PRINCIPAL PAYMENTS



--------------------------------------------------------------------------------
                    Amount of       Amount of        Unpaid
                    Principal       Principal       Principal      Notation
      Date          Borrowed         Repaid          Balance       Made by
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                      EXHIBIT C

                             FORM OF NOTICE OF BORROWING


                                 ______________, ___


National Westminster Bank Plc,
as Administrative Agent
65 East 55th Street, 21st Floor
New York, New York 10022

Attention: Ian Tarachand

        Re: NOTICE OF BORROWING

Gentlemen:

        The undersigned, LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "Borrower"), hereby refers to that certain Second Amended and Restated Credit Agreement dated as of February 25, 1999 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, National Westminster Bank Plc, as Administrative Agent, BankBoston, N.A. and Morgan Stanley Dean Witter, as Syndication Agents, and the other financial institutions from time to time party thereto, and hereby gives you notice, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing as required by Section 2.3 of the Credit Agreement:

     (i) The aggregate amount of the requested Borrowing is $____________ [minimum of $500,000 or any multiple of $500,000 in excess thereof for Base Rate Loans; $1,000,000 or any multiple of $1,000,000 in excess thereof for Eurodollar Loans].

     (ii) The requested date for the Borrowing is ___________, ___ [must be a Business Day].

     (iii) The Borrowing shall be comprised of [Eurodollar/Base Rate Loans].

     (iv) For Eurodollar Loans requested herein, the duration of the Interest Period is ___________. [Failure to specify shall result in Interest Period of one (1) month.]

     The undersigned hereby certifies that all conditions precedent set forth in Section 4.2 of the Credit Agreement have been fulfilled.


                                        Very truly yours,

                                        LODGENET            ENTERTAINMENT
CORPORATION

                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

                                      EXHIBIT D

                      FORM OF NOTICE OF CONVERSION/CONTINUATION


                                 ______________, ___


National Westminster Bank Plc,
as Administrative Agent
65 East 55th Street, 21st Floor
New York, New York 10022

Attention: Ian Tarachand

                     Re: NOTICE OF CONVERSION/CONTINUATION

Gentlemen:

     The undersigned, LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "Borrower"), hereby refers to that certain Second Amended and Restated Credit Agreement dated as of February 25, 1999 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, National Westminster Bank Plc, as Administrative Agent, BankBoston, N.A. and Morgan Stanley Dean Witter, as Syndication Agents, and the other financial institutions from time to time party thereto, and hereby gives you notice, pursuant to Section 2.4 (b) of the Credit Agreement, that the undersigned hereby requests a conversion or continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such conversion or continuation as required by Section 2.4(b) of the Credit Agreement:

     (i)   The proposed conversion date or continuation date is ____________.

     (ii) The aggregate amount of Loans to be converted or continued is $___________.

     (iii) The nature of the proposed conversion or continuation is as follows:

           --------------------------
           --------------------------
           --------------------------

     (iv) For conversion into or continuations involving Eurodollar Loans herein, the duration of the requested Interest Period is _________. [Failure to specify shall result in Interest Period of one (1) month.]

     The undersigned hereby certifies that all conditions precedent set forth in
Section 4.2 of the Credit Agreement have been fulfilled.


                                        Very truly yours,

                                        LODGENET            ENTERTAINMENT
CORPORATION


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

                                      EXHIBIT E


                         ASSIGNMENT AND ASSUMPTION AGREEMENT

                                  Dated ___________

     Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of February 25, 1999 (the "CREDIT AGREEMENT") by and among LodgeNet Entertainment Corporation, a Delaware corporation (the "BORROWER"), National Westminster Bank Plc, as Administrative Agent, BankBoston, N.A. and Morgan Stanley Dean Witter, as Syndication Agents, and the other financial institutions from time to time party thereto. Capitalized terms used herein that are defined in the Credit Agreement that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

      _______________________________, a __________________ (the "ASSIGNOR")
and _______________________________________, a ________________,  (the
"ASSIGNEE") agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a __ % interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Term Commitment and Revolving Commitment as in effect on the Effective Date, the Term and Revolving Loans owing to the Assignor on the Effective Date, and the Term and Revolving Notes held by the Assignor).

      2. The Assignor: (i) represents and warrants that as of the date hereof its Term and Revolving Commitment (without giving effect to assignments thereof that have not yet become effective) are $__________ and $__________, respectively, and the aggregate outstanding principal amount of Term and Revolving Loans owing to it (without giving effect to assignments thereof that have not yet become effective) are $__________ and $__________, respectively; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches the Term and Revolving Notes referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for new Notes as follows: (y) a Term Note dated the Effective Date (as such term is defined below) in the principal amount of $__________ payable to the order of the Assignee and a Term Note dated the Effective Date in the principal amount of $ __________ payable to the order of the Assignor, and (z) a Revolving Note dated the Effective Date in the principal amount of $_________ payable to the order of the Assignee and a Revolving Note dated the Effective Date in the principal amount of $_________ payable to the order of the Assignor.

      3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as its agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its addresses for Base Rate Loans and Eurodollar Loans (and address for notices) the offices set forth beneath its name on the signature page hereof.

      4. The effective date for this Assignment and Assumption Agreement shall be ________________ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Assumption Agreement, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent and the Borrower.

      5. Upon such acceptance, as of the Effective Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be duly executed on the date first above written.

                                        [NAME OF ASSIGNOR]


                                        By
                                           ------------------------------
                                        Title
                                              ---------------------------

                                        [NAME OF ASSIGNEE]


                                        By
                                           ------------------------------
                                        Title
                                              ---------------------------

                                        Lending Office for Base Rate and
                                        Eurodollar Loans:



                                        Address for Notices:



Accepted this ___ day                   Accepted this ___ day

of ______________, ___                  of ______________, ___

NATIONAL WESTMINSTER BANK PLC,          LODGENET ENTERTAINMENT
  as Administrative Agent               CORPORATION

By                                      By
  ----------------------------            ------------------------------
Title                                   Title
     -------------------------               ---------------------------

                                      EXHIBIT F

                             BORROWER U.S. LEGAL OPINION

      1. Each of the Borrower and ResNet Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Borrower and ResNet Inc. has the requisite corporate power and authority to own, pledge, mortgage and operate its properties, to lease any properties it operates under lease, to conduct its business as presently conducted and to execute and deliver each of the Loan Documents to which it is a party. Each of the Borrower and ResNet Inc. is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to qualify or be so licensed would not have a material adverse effect on the financial condition or business of the Borrower or ResNet Inc.

      2. The execution, delivery and performance of each of the Loan Documents to which the Borrower or ResNet Inc. is a party have been duly authorized by the Borrower and ResNet Inc. (as applicable), and each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower and ResNet Inc. (as applicable) enforceable in accordance with its terms.

      3. Assuming the proceeds of the loans are used solely for the purposes set forth in the Credit Agreement, neither the execution and delivery by each of the Borrower and ResNet Inc. of the Loan Documents to which it is a party, nor the consummation by each of the Borrower and ResNet Inc. of the transactions contemplated thereby: (i) violates any provision of the Borrower's or ResNet Inc.'s respective certificates of incorporation or bylaws; (ii) violates any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to us) applicable to the Borrower or ResNet Inc.; (iii) results in the breach of, or constitutes a default under, any indenture, mortgage, deed of trust, lease or other agreement to which the Borrower or ResNet Inc. is a party or by which they or each of their respective properties are bound; (iv) results in the creation or imposition of any lien upon any of the property of the Borrower or ResNet Inc. under any indenture, mortgage or other agreement described in clause (iii) above; or (v) requires the consent or approval of, or any filing or registration with, any governmental body, agency or authority.

      4. To our knowledge, there are no judgments outstanding against the Company or ResNet Inc. Except as set forth on Schedule 3.6 of the Credit Agreement, there is no action, suit or proceeding pending before any court or any governmental or regulatory authority, against or otherwise involving the Borrower or its Subsidiaries, or to our knowledge threatened, which, if adversely determined, would have a material adverse effect upon the consolidated financial condition or business of the Borrower.

      5. To our knowledge, neither the Borrower nor ResNet Inc. is in default with respect to any agreement, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned or used by the Borrower or its Subsidiaries in the conduct of their respective businesses is affected.

      6. Neither the Borrower nor ResNet Inc. is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.

      7. Neither the Borrower nor ResNet Inc. is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      8. The interest rates applicable to the obligations of the Borrower under the Credit Agreement and the Notes do not violate any law, rule or regulation prescribing a maximum rate of interest.


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